PROSPECTUS                                As filed pursuant to Rule 424(b)(3)
MARCH 20, 1998                            under the Securities Act of 1933
                                          Registration No. 333-45229


                                  $525,000,000

                        WFS FINANCIAL 1998-A OWNER TRUST

          $100,000,000 5.618% AUTO RECEIVABLE BACKED NOTES, CLASS A-1 $120,000,000 5.783% AUTO RECEIVABLE BACKED NOTES, CLASS A-2 $180,000,000 5.900% AUTO RECEIVABLE BACKED NOTES, CLASS A-3 $ 67,250,000 5.950% AUTO RECEIVABLE BACKED NOTES, CLASS A-4
            $57,750,000  6.050% AUTO RECEIVABLE BACKED CERTIFICATES

                    WFS FINANCIAL AUTO LOANS, INC. (SELLER)

                      WFS FINANCIAL INC (MASTER SERVICER)

    The WFS Financial 1998-A Owner Trust Auto Receivable Backed Securities will consist of four Classes of notes (respectively, the "Class A-1 Notes", the "Class A-2 Notes", the "Class A-3 Notes" and the "Class A-4 Notes" and collectively, the "Notes") and one Class of certificates (the "Certificates" and, together with the Notes, the "Securities"). Principal, in the amounts set forth herein, and interest at the Interest Rates and Pass-Through Rate specified above for each Class of Notes and the Certificates will be distributed to the related Securityholders on February 20, May 20, August 20 and November 20 of each year (or, if any such day is not a Business Day, on the immediately succeeding Business Day), beginning May 20, 1998. Distributions on the Certificates will be subordinated to payments due on the Notes to the extent described herein. Each Class of Notes and the Certificates will be payable in full on the Final Distribution Dates specified herein for such Securities.

    The WFS Financial 1998-A Owner Trust (the "Trust") will be formed pursuant to a Trust Agreement to be entered into among WFS Financial Auto Loans, Inc. (the "Seller"), Financial Security Assurance Inc. ("Financial Security"), WFS Investments, Inc. and Chase Manhattan Bank Delaware, as Owner Trustee. The Seller is a wholly owned, limited purpose operating subsidiary of WFS Financial Inc ("WFS"). The Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided interests in the Trust. The Notes will be issued and secured pursuant to an Indenture to be entered into among the Trust, Financial Security and Bankers Trust Company, as Indenture Trustee, and will represent obligations of the Trust. Financial Security will issue a financial guaranty insurance policy for the exclusive benefit of the Notes (the "Note Policy") and a financial guaranty insurance policy for the exclusive benefit of the Certificates (the "Certificate Policy" and, together with the Note Policy, the "Policies").

    The Trust property will primarily include a pool of retail installment sales contracts and installment loans secured by new and used automobiles and light duty trucks (the "Contracts"). The Contracts were primarily originated by motor vehicle dealers and purchased by WFS. WFS will act as Master Servicer of the Contracts and will have certain other limited obligations with respect thereto. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

    It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. The ratings by S&P of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Class A-1 Notes will be substantially based upon the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be based on the issuance of the Note Policy by Financial Security. The ratings by each Rating Agency of the Certificates will be based on the issuance of the Certificate Policy by Financial Security.

    Each Class of Notes and the Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein.
  THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN, THE TRUST AND WILL NOT REPRESENT OBLIGATIONS OF OR
    INTERESTS IN WFS FINANCIAL AUTO LOANS, INC., WESTERN FINANCIAL BANK, WFS FINANCIAL INC OR ANY OF THEIR RESPECTIVE AFFILIATES, THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL ENTITY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                                                  UNDERWRITING
                                                               PRICE TO THE       DISCOUNTS AND        PROCEEDS TO
                                                                 PUBLIC(1)       COMMISSIONS(2)     THE SELLER(1)(3)
---------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note..........................................      100.000000%         0.125000%           99.875000%
Per Class A-2 Note..........................................      100.000000%         0.180000%           99.820000%
Per Class A-3 Note..........................................       99.950631%         0.260000%           99.690631%
Per Class A-4 Note..........................................       99.961940%         0.280000%           99.681940%
Per Certificate.............................................       99.841453%         0.360000%           99.481453%
Total.......................................................  $524,793,979.56     $1,205,200.00      $523,588,779.56
---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from March 1, 1998.

(2) See "Underwriting" for indemnification arrangements with the Underwriters.

(3) Before deducting expenses payable by the Seller estimated at $417,000.00.

    The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that the Securities will be delivered in book-entry form on or about March 26, 1998.

DONALDSON, LUFKIN & JENRETTE                      BANCAMERICA ROBERTSON STEPHENS
        SECURITIES CORPORATION

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Securities. Specifically, the Underwriters may overallot in connection with the offering and may bid for and purchase the Securities in the open market. For a description of these activities, see "Underwriting."

     THE FINANCIAL GUARANTY INSURANCE POLICIES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a registration statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and to the exhibits and schedules filed therewith, each such statement being qualified in all respects by such reference.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer, on behalf of the Trust, will prepare and the Indenture Trustee and the Owner Trustee will provide to Securityholders of record (which shall be Cede & Co. as the nominee of DTC unless Definitive Securities are issued under the limited circumstances described herein) unaudited quarterly and annual reports concerning the Contracts. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Evidence as to Compliance."

     UNTIL JUNE 18, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. See the Index of Principal Definitions for the location herein of certain capitalized terms.

Trust......................  WFS Financial 1998-A Owner Trust (the "Trust").

Seller.....................  WFS Financial Auto Loans, Inc. (the "Seller"), a
                             wholly owned, limited-purpose operating subsidiary of WFS Financial Inc. The principal executive offices of the Seller are located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (714) 727-1000. Prior to May 29, 1996, the Seller was known as Western Financial Auto Loans, Inc. See "The Seller."

WFS........................  WFS Financial Inc ("WFS" or, in its capacity as
                             Master Servicer, the "Master Servicer"), a majority owned, operating subsidiary of Western Financial Bank (the "Bank"), a federally chartered savings association. The principal offices of WFS are located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (714) 727-1000. See "WFS."

WII........................  WFS Investments, Inc. ("WII"), a California
                             corporation and a wholly owned operating subsidiary of WFS. The principal office of WII is 23 Pasteur Road, Irvine, California 92618 and its telephone number is (714) 727-1000. See "WII."

Securities Offered.........  The securities offered are as follows:

A. General.................  The WFS Financial 1998-A Owner Trust Auto
                             Receivable Backed Notes (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account and the Certificate Policy). The WFS Financial 1998-A Owner Trust Auto Receivable Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust.

                             The Trust will issue four Classes of Notes pursuant to an indenture to be dated as of March 1, 1998 (the "Indenture"), between the Trust and Bankers Trust Company, as trustee (the "Indenture Trustee"), as follows: (i) $100,000,000 aggregate principal amount of 5.618% Auto Receivable Backed Notes, Class A-1 (the "Class A-1 Notes"), (ii) $120,000,000 aggregate principal amount of 5.783% Auto Receivable Backed Notes, Class A-2 (the "Class A-2 Notes"), (iii) $180,000,000 aggregate principal amount of 5.900% Auto Receivable Backed Notes, Class A-3 (the "Class A-3 Notes") and (iv) $67,250,000 aggregate principal amount of 5.950% Auto Receivable Backed Notes, Class A-4 (the "Class A-4 Notes"). Payments of principal and interest on the Notes will be made in accordance with the priorities set forth under "Certain Information Regarding the Securities -- Distributions on the Securities."

                             The Trust will issue $57,750,000 aggregate principal amount of 6.050% Auto Receivable Backed Certificates pursuant to an amended and restated trust agreement (the "Trust Agreement") to be dated as of the date of initial issuance of the Securities (the "Closing Date"), among the Seller, Financial Security Assurance Inc. ("Financial Security"), WII and Chase Manhattan Bank Delaware, as trustee (the "Owner

                             Trustee" and, together with the Indenture Trustee, the "Trustees"). Payments in respect of the Certificates will be subordinated to payments on the Notes to the extent described herein.

                             Each Class of Notes and the Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive Securities will be issued only under the limited circumstances described herein. See "Certain Information Regarding the
                             Securities -- Book-Entry Registration" and
                             "-- Definitive Securities."

B. Property of the Trust...  Each Note will represent an obligation of, and each
                             Certificate will represent a fractional undivided interest in, the Trust. The property of the Trust will primarily include (i) a pool of retail installment sales contracts and installment loans (the "Contracts") secured by the new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"); (ii) certain monies due under the Contracts on and after March 1, 1998 (the "Cut-Off Date"); (iii) security interests in the Financed Vehicles; (iv) a financial guaranty insurance policy (the "Note Policy") to be issued by Financial Security for the exclusive benefit of Noteholders, which will unconditionally and irrevocably guarantee payment of the Scheduled Payments on each Distribution Date; (v) a financial guaranty insurance policy (the "Certificate Policy" and, together with the Note Policy, the "Policies") to be issued by Financial Security for the exclusive benefit of Certificateholders, which will unconditionally and irrevocably guarantee payment of the Guaranteed Distributions on each Distribution Date; (vi) amounts on deposit in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom; (vii) proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and (viii) certain rights under the sale and servicing agreement to be dated as of March 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Seller and the Master Servicer. Pursuant to the Indenture, the property of the Trust (other than the Certificate Distribution Account and the Certificate Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee and Financial Security on behalf of the holders of the Notes.

C. Distribution Dates......  Distributions of interest and principal on the
                             Securities will be made on February 20, May 20, August 20 and November 20 of each year (or, if any such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date"), commencing May 20, 1998. Payments on the Securities on each Distribution Date will be paid to the holders of record of the related Securities on the Business Day immediately preceding such Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

                             A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

                             To the extent not previously paid prior to such dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on February 20, 1999 (the "Class A-1 Final Distribution Date"),
                             (ii) the Class A-2 Notes will be payable on November 20, 2000 (the "Class A-2 Final Distribution Date"), (iii) the Class A-3 Notes will be payable on May 20, 2002 (the "Class A-3 Final Distribution Date") and (iv) the Class A-4 Notes will be payable on February 20, 2003 (the "Class A-4 Final Distribution Date" and, together with the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date and the Class A-3 Final Distribution Date, the "Note Final Distribution Dates"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on May 20, 2005 (the "Certificate Final Distribution Date" and, together with the Note Final Distribution Dates, the "Final Distribution Dates").

Terms of the Notes.........  The principal terms of the Notes will be as described below:

A. Interest Rates..........  Interest will be borne on (i) the Class A-1 Notes at the rate of 5.618% per annum (the "Class A-1 Rate"), (ii) the Class A-2 Notes at the rate of 5.783% per annum (the "Class A-2 Rate"), (iii) the Class A-3 Notes at the rate of 5.900% per annum (the "Class A-3 Rate") and (iv) the Class A-4 Notes at the rate of 5.950% per annum (the "Class A-4 Rate" and, together with the Class A-1 Rate, the Class A-2 Rate and the Class A-3 Rate, the "Interest Rates").

B. Interest................  Interest on the outstanding principal amount of each Class of Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Cut-Off Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an "Interest Period"). Interest on the Class A-1 and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed in an Interest Period and a 360-day year. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. See "The Notes -- Payments of Interest" and "Certain Information Regarding the
                             Securities -- Distributions on the Securities."

C. Principal...............  Principal of the Notes will be payable on each
                             Distribution Date in an amount generally equal to the Note Principal Distributable Amount for such Distribution Date, calculated as described under "Certain Information Regarding the
                             Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments." On each
                             Distribution Date, the Note Principal Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes; second, after the principal amount of the Class A-1 Notes has been reduced to zero, to reduce the principal amount of the Class A-2 Notes; third, after the principal amount of the Class A-2 Notes has been reduced to zero, to reduce the principal amount of the Class A-3 Notes; and fourth, after the principal amount of the Class A-3 Notes has been reduced to zero, to reduce the principal amount of the Class A-4 Notes. Notwithstanding the foregoing, if the principal amount of a Class of Notes has not been paid in full prior to its Note Final Distribution Date, the Note Principal Distributable Amount for such Note Final Distribution Date will include an amount sufficient to reduce the unpaid principal amount of such Class of Notes to zero on such Note Final Distribution Date. See "The Notes -- Payments of Principal" and "Certain Information Regarding the
                             Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments."

D. Optional Redemption.....  In the event of an Optional Purchase, each Class of outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of such Class of Notes plus accrued interest thereon at the related Interest Rate. See "The Notes -- Optional Redemption."

E. Mandatory Redemption....  Under certain conditions, the Notes may be accelerated upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, under certain circumstances Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the principal of the Notes and to cause the Master Servicer or the Trustee to sell or otherwise liquidate the property of the Trust and to deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture. See "The
                             Notes -- Events of Default."

Terms of the
Certificates...............  The principal terms of the Certificates will be as described below:


A. Interest................  On each Distribution Date, the Owner Trustee or any paying agent as the Owner Trustee may designate from time to time (the "Paying Agent") will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of 6.050% per annum (the "Pass-Through Rate") on the Certificate Balance, as defined below, as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Original Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Cut-Off Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid, to but excluding the current Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate. See "The Certificates -- Distributions of Interest" and "Certain Information Regarding the
                             Securities -- Distributions on the Securities."


                             The "Certificate Balance" will equal $57,750,000 (the "Original Certificate Balance") on the Closing Date and on any date thereafter will equal the Original Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes as described under "The Certificates" and "Certain Information Regarding the Securities -- Distributions on the Securities."

B. Principal...............  No principal will be paid on the Certificates until the Distribution Date on which the principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes has been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount for such Distribution Date, calculated as described under "Certain Information Regarding the
                             Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments." If not paid in full prior to the Certificate Final Distribution Date, the remaining Certificate Balance, if any, will be payable on that date. See "The
                             Certificates -- Distributions of Principal."

C. Optional Prepayment.....  In the event of an Optional Purchase, the
                             Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. See "The
                             Certificates -- Optional Prepayment."

Security for the
Securities.................  The principal security for the Securities will be as described below:

A. The Contracts...........  The Contracts will consist of retail installment sales contracts and installment loans, secured by liens on the Financed Vehicles, purchased from WFS by the Seller and from the Seller by the Trust, including the right to receive the payments thereunder on and after the Cut-Off Date. The Seller will be required to repurchase Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect in a manner that materially and adversely affects the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security. The Contracts were purchased from new and used car dealers or originated directly from consumers by WFS. The Contracts were originated in California and 36 other states by new and used car dealers not affiliated with WFS, except for a limited number of Contracts originated directly from consumers by WFS. The Contracts will be selected by WFS from its portfolio of retail installment sales contracts and installment loans based upon the criteria to be specified in the Sale and Servicing Agreement. As of the Cut-Off Date, the Aggregate Scheduled Balance will be $525,000,000 (the "Cut-Off Date Aggregate Scheduled Balance") and the Contracts will have an expected weighted average annual percentage rate of approximately 15.19% and an expected weighted average remaining maturity of approximately 57 months. See "The Contracts Pool."

                             Approximately 24.14% of the aggregate principal amount of the Contracts will be Rule of 78's Contracts and approximately 75.86% will be Simple Interest Contracts, based upon the anticipated Scheduled Balances of the Contracts as of the Cut-Off Date.

                             All net collections received by the Master Servicer on or in respect of the Contracts, any Advances made by the Master Servicer and all amounts paid under the Policies will be deposited in or credited to the Collection Account or, in certain limited instances, the Holding Account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account and, to the extent applicable, the Certificate Distribution Account. All payments to Noteholders will be made from the Note Distribution Account and to Certificateholders from the Certificate Distribution Account. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments" and
                             "-- Distributions on the Securities."

B. The Spread Account......  The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Contracts by the establishment of a segregated trust account in the name of the Indenture Trustee for the benefit of the Securityholders (the "Spread Account"). The Spread Account will be part of the Trust.

                             The Spread Account will be created with an initial deposit by the Seller of $18,375,000 (the "Spread Account Initial Deposit"). The funds in the Spread Account will thereafter be supplemented on each Distribution Date by the deposit of any Excess Amounts (as defined below), until the cash on deposit in the Spread Account is at least equal to the Specified Spread Account Balance. "Excess Amounts" in respect of a Distribution Date will be calculated as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" and will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date. The Specified Spread Account Balance will be calculated as described under "Certain Information Regarding the
                             Securities -- Payment Priorities of the Notes and the Certificates; The Spread Account -- Calculation of Specified Spread Account Balance." On each Distribution Date, funds will be withdrawn from the Spread Account for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities (before giving effect to any claim under the Policies).

                             If on the last day of any month (each, a "Calculation Day") or on any Distribution Date the amount on deposit in the Spread Account is greater than the Specified Spread Account Balance, any excess cash on deposit therein will be released therefrom and upon such distribution Securityholders will have no further rights in, or claims to, such amounts. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account."

C. The Policies............  On the Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee and the Certificate Policy to the Owner Trustee pursuant to the insurance, indemnity and pledge agreement to be dated as of March 1, 1998 (the "Insurance Agreement"), among Financial Security, the Trust, the Seller, Bankers Trust Company as Collateral Agent for Financial Security, WII and WFS. Pursuant to the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Noteholders payment of the Scheduled Payments for each Distribution Date. Pursuant to the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the Certificateholders payment of the Guaranteed Distributions for each Distribution Date. See "The Policies" and "Financial Security Assurance Inc."

Optional Purchase..........  The Seller may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Aggregate Scheduled Balance is 5% or less of the Cut-Off Date Aggregate

                             Scheduled Balance (an "Optional Purchase"). See "Certain Information Regarding the
                             Securities -- Termination."

The Master Servicer........  WFS, as Master Servicer, will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by WFS are incorrect or if WFS, as Master Servicer, breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects such Contracts. See "The Master Servicer."

Ratings....................  It is a condition of issuance that the Class A-1
                             Notes be rated A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and the Class A-2, Class A-3 and Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. See "Ratings of the Securities."

Tax Status.................  In the opinion of special tax counsel to the
                             Seller, for both federal and California income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences" and "Certain California Income Tax Consequences."

ERISA Considerations.......  Subject to the considerations discussed under
                             "ERISA Considerations," the Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                             Since the Certificates will be subordinated to the Notes to the extent described herein, employee benefit plans subject to ERISA will not be eligible to purchase the Certificates. Any benefit plan fiduciary considering purchase of the Securities should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations."

Legal Investment...........  The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7, the fund's investment policies and objectives and an investment in the Class A-1 Notes.

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates; (iii) making payments on the Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On the Closing Date, the Seller will establish the Trust by selling and assigning the property of the Trust to the Trust. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for such services. See "The Master Servicer -- Servicing Compensation." WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians. In order to protect the Trust's ownership interest in the Contracts, the Seller will file UCC-1 financing statements in the State of California to give notice of the Trust's ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from the other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See "Certain Legal Aspects of the Contracts."

     Simultaneously with the issuance of the Securities, Financial Security will issue the Note Policy to the Indenture Trustee and the Certificate Policy to the Owner Trustee for the benefit of the related Securityholders. Under the Note Policy and the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the related Securityholders full and complete payment of the Scheduled Payments and the Guaranteed Distributions, respectively, for each Distribution Date. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Securityholders, which lien cannot be executed upon until all required payments under the Policies have been made. See "The Policies."

     After the sale and assignment of the Contracts to the Trust, so long as WFS acts as Master Servicer, WFS's obligations to the Trust with respect to the Contracts will be limited to the repurchase of Contracts in the event of a breach of (i) certain representations and warranties made by it as Master Servicer or (ii) certain servicing obligations, in either case that materially and adversely affects such Contracts.

     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under "The Owner Trustee."

CAPITALIZATION

     The Trust will initially be capitalized with equity equal to the Original Certificate Balance. WII will purchase Certificates with an original Certificate Balance of approximately 1% of the Original Certificate Balance and the remaining equity interests will be sold to third party investors that are expected to be unaffiliated with the Seller, the Master Servicer or the Trust.

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Securities had taken place on such date:

Class A-1 Notes.............................................  $100,000,000
Class A-2 Notes.............................................   120,000,000
Class A-3 Notes.............................................   180,000,000
Class A-4 Notes.............................................    67,250,000
Certificates................................................    57,750,000
                                                              ------------
          Total.............................................  $525,000,000
                                                              ============

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware corporation and its Corporate Trust Office is located at 1201 Market Street, Wilmington, Delaware 19801.

     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract originated by a new or used car dealer located in California or one of the other 36 states listed below and purchased by WFS (except for a limited number of Contracts in the form of installment loans originated by branch offices of WFS directly to consumers). Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate retail installment sales contracts which are secured by new and used automobiles or light-duty trucks. The Contracts were underwritten and purchased by WFS in the ordinary course of its business operations. It is currently anticipated, based on the Cut-Off Date Aggregate Scheduled Balance, that not more than approximately 57.45% of the Contracts will have been originally underwritten as prime contracts. Approximately 39.21% of the aggregate principal amount of the Contracts will have been originated in California and approximately 60.79% of the aggregate principal amount of the Contracts will have been originated in states other than California. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each such Contract being in excess of the Scheduled Balance of that Contract. See "Index of Principal Definitions" for an explanation of the Rule of 78's and Simple Interest Contracts.

     The aggregate outstanding principal amount of the Contracts will be $525,000,000. Based on the anticipated Cut-Off Date Aggregate Scheduled Balance, approximately 24.14% of the Contracts will be Rule of 78's Contracts and approximately 75.86% will be Simple Interest Contracts.

     The information concerning the Contracts presented in this Prospectus is based upon a pool of retail installment sales contracts and installment loans originated through February 28, 1998. While information as of the Cut-Off Date for the Contracts that will be actually sold to the Trust may differ somewhat from the Contract information presented herein, WFS does not expect that the characteristics of the Contracts that will be sold to the Trust will vary materially from the information concerning the Contracts presented.

     For Contracts originated through February 28, 1998, approximately 16.99% of the aggregate principal amount of the Contracts relate to the purchase of new vehicles and approximately 83.01% of the Contracts relate to the purchase of used vehicles. Approximately 61.53% of the aggregate principal amount of these Contracts consists of contracts secured by automobiles and approximately 38.47% of the aggregate principal amount consists of contracts secured by light-duty trucks. These Contracts have an annual percentage rate

("APR") of at least 6.75% and not more than 30.00%, and the weighted average APR of these Contracts is approximately 15.19%. These Contracts have remaining maturities of at least 5 months but not more than 84 months and original maturities of at least 6 months but not more than 84 months. The weighted average original maturity of these Contracts was 58 months and the weighted average remaining maturity of these Contracts as of February 28, 1998 was 57 months. It is currently anticipated that not more than 24.20% of the aggregate principal amount of the Contracts (by Cut-Off Date Aggregate Scheduled Balance) will have had original maturities of more than 60 months. The average principal amount outstanding per Contract as of February 28, 1998 was $11,418.50 and the outstanding principal balance of these Contracts as of February 28, 1998 ranged from $47,682.37 to $1,000.00.

                      DISTRIBUTION OF CONTRACTS BY APR(1)

                                                                                      PERCENTAGE OF
                                                                      AGGREGATE         AGGREGATE
                                                     NUMBER OF        PRINCIPAL         PRINCIPAL
                     APR RANGE                       CONTRACTS         BALANCE          BALANCE(2)
                     ---------                       ----------    ---------------    --------------
 6.00% to 6.99%....................................        28      $    147,611.06          0.03%
 7.00% to 7.99%....................................       253         3,874,002.88          0.74
 8.00% to 8.99%....................................     1,725        27,374,273.79          5.21
 9.00% to 9.99%....................................     2,725        41,576,908.29          7.92
10.00% to 10.99%...................................     2,840        41,843,640.17          7.97
11.00% to 11.99%...................................     2,510        36,729,221.43          7.00
12.00% to 12.99%...................................     2,927        39,845,502.05          7.59
13.00% to 13.99%...................................     2,504        32,549,357.92          6.20
14.00% to 14.99%...................................     2,669        33,158,530.71          6.32
15.00% to 15.99%...................................     3,277        37,298,877.42          7.10
16.00% to 16.99%...................................     2,772        32,134,143.82          6.12
17.00% to 17.99%...................................     2,787        32,305,038.23          6.15
18.00% to 18.99%...................................     4,547        49,173,265.48          9.37
19.00% to 19.99%...................................     2,606        26,235,108.10          5.00
20.00% to 20.99%...................................     3,991        37,691,685.29          7.18
21.00% and over....................................     7,817        53,062,853.89         10.11
                                                       ------      ---------------        ------
     Total.........................................    45,978      $525,000,020.53         100.0%
                                                       ======      ===============        ======

---------------

(1) Information as of February 28, 1998 for Contracts originated through February 28, 1998. Contracts having Cut-Off Date Aggregate Scheduled Balances of $525,000,000 will be included in the Trust.

(2) Percentages may not add to 100.00% due to rounding.

                  GEOGRAPHIC CONCENTRATION OF THE CONTRACTS(1)

                                                                                      PERCENTAGE OF
                                                                      AGGREGATE         AGGREGATE
                                                     NUMBER OF        PRINCIPAL         PRINCIPAL
                     STATE(2)                        CONTRACTS         BALANCE          BALANCE(3)
                     --------                        ----------    ---------------    --------------
California.........................................    18,215      $205,869,046.46         39.21%
Texas..............................................     3,058        32,210,973.23          6.14
Washington.........................................     2,552        27,590,525.93          5.26
Oregon.............................................     2,507        23,379,662.68          4.45
Arizona............................................     2,189        26,444,512.42          5.04
Ohio...............................................     1,509        16,568,672.74          3.16
Florida............................................     1,461        17,083,736.49          3.25
Nevada.............................................     1,386        18,410,402.45          3.51
Alabama............................................       997        12,437,641.40          2.37
Pennsylvania.......................................       963        11,052,241.95          2.11
North Carolina.....................................       954        12,011,697.96          2.29
Illinois...........................................       861        10,369,115.64          1.98
Colorado...........................................       848        10,453,668.05          1.99
Missouri...........................................       703         8,725,981.36          1.66
Tennessee..........................................       680         8,162,777.42          1.55
Idaho..............................................       625         6,060,892.59          1.15
Virginia...........................................       614         7,951,849.97          1.51
Wisconsin..........................................       556         6,134,158.53          1.17
New Mexico.........................................       528         5,934,554.10          1.13
Mississippi........................................       518         6,706,602.45          1.28
South Carolina.....................................       501         6,030,434.60          1.15
Indiana............................................       458         5,508,989.35          1.05
Iowa...............................................       427         5,554,471.08          1.06
Georgia............................................       411         5,273,142.15          1.00
Utah...............................................       411         4,877,785.32          0.93
Maryland...........................................       314         3,664,369.44          0.70
Kansas.............................................       283         4,179,589.88          0.80
West Virginia......................................       221         2,655,149.56          0.51
Kentucky...........................................       210         2,246,891.42          0.43
Oklahoma...........................................       202         1,873,269.05          0.36
Massachusetts......................................       194         2,276,896.10          0.43
Michigan...........................................       166         1,856,959.69          0.35
New Jersey.........................................       162         1,969,298.66          0.38
Hawaii.............................................       150         1,687,810.02          0.32
Wyoming............................................        93         1,077,991.91          0.21
Nebraska...........................................        30           417,378.12          0.08
Rhode Island.......................................        21           290,880.36          0.06
                                                       ------      ---------------        ------
     Total.........................................    45,978      $525,000,020.53         100.0%
                                                       ======      ===============        ======

---------------

(1) Information as of February 28, 1998 for Contracts originated through February 28, 1998. Contracts having Cut-Off Date Aggregate Scheduled Balances of $525,000,000 will be included in the Trust.

(2) Based upon the state in which the new or used car dealer which originated a Contract is located, or in the case of an installment loan made by WFS, the state in which the office of WFS which originated the loan is located.

(3) Percentages may not add to 100.00% due to rounding.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased motor vehicle installment sales contracts and installment loans (collectively, "contracts") since 1973. WFS purchases contracts across the full spectrum of the prime and non-prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premium for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on the basis of the sum of the digits (also known as the Rule of 78's), or on a simple interest basis otherwise. WFS does not have minimum maturity requirements; however, contracts of less than three years maturity are seldom purchased or made due to low customer demand.

     WFS relies primarily on the judgment of its trained credit analysts who evaluate the applicant's credit and stability, including income, employment and housing, within the context of WFS' underwriting guidelines. WFS' credit analysts are closely monitored by management and internal quality control professionals to insure adherence to WFS' underwriting guidelines. The goal in underwriting contracts is to correctly determine whether an applicant has the ability and intention to perform on his or her obligations under the contract.

     The formal underwriting process for either prime or non-prime contracts begins when an application is received. Applications are faxed to one of two processing centers where the system will collect credit data on applicants and other information used in the underwriting process. The front-end application processing system will arrange that information for review and analysis by either a prime or non-prime credit analyst to whom the information will be automatically queued.

     Due to the credit history of some applicants, the credit analyst may request that the data verification department verify information or seek clarification of information learned during the review of the applicant's credit history. Often, items in a credit history which may seem significant to another financing source will not, upon investigation, preclude the applicant from possessing the requisite ability and intent to perform on his or her obligations. The application, credit history, and other relevant information are then reviewed by the credit analyst for approval or denial. If the contract amount or terms exceeds the credit analysts's approval authority, a senior official with the requisite credit approval authority then reviews the application. In order to maintain its competitive position in the marketplace, WFS emphasizes a fast approval process and, under normal circumstances, an approval or declination is given on the same day that the application is received. When an application is approved, the submitting Dealer is notified. Upon the Dealer's acceptance of WFS' approval, the contract is purchased.

     A significant percentage of all contracts purchased are reviewed and quality graded by WFS' quality control or reunderwriting departments to insure adherence to established guidelines and compliance with proper documentation requirements.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of and for the years ended December 31, 1993 through 1997 and (ii) the loss experience for such contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of and for the years ended December 31, 1993 through 1997. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below.

                       CONTRACT DELINQUENCY EXPERIENCE(1)

                                        AT DECEMBER 31,          AT DECEMBER 31,          AT DECEMBER 31,
                                              1997                     1996                     1995
                                     ----------------------   ----------------------   ----------------------
                                      NUMBER                   NUMBER                   NUMBER
                                        OF         AMOUNT        OF         AMOUNT        OF         AMOUNT
                                     CONTRACTS      (2)       CONTRACTS      (2)       CONTRACTS      (2)
                                     ---------   ----------   ---------   ----------   ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
Portfolio..........................   408,958    $3,680,817    341,486    $3,046,585    258,665    $2,209,594
                                      =======    ==========    =======    ==========    =======    ==========
Period of delinquency(3)
 31-59 days........................     6,605    $   54,450      4,511    $   38,173      2,180    $   18,557
 60-89 days........................     2,161        18,652      1,305        11,470        690         6,143
 90 days or more...................       918         7,762        567         5,144        308         2,701
                                      -------    ----------    -------    ----------    -------    ----------
Total contracts delinquent.........     9,684    $   80,864      6,383    $   54,787      3,178    $   27,401
                                      =======    ==========    =======    ==========    =======    ==========
Delinquencies as a percentage of
 number and amount of contracts
 outstanding.......................     2.37%         2.20%      1.87%         1.80%      1.23%         1.24%
                                      =======    ==========    =======    ==========    =======    ==========

                                        AT DECEMBER 31,          AT DECEMBER 31,
                                              1994                     1993
                                     ----------------------   ----------------------
                                      NUMBER                   NUMBER
                                        OF         AMOUNT        OF         AMOUNT
                                     CONTRACTS      (2)       CONTRACTS      (2)
                                     ---------   ----------   ---------   ----------
                                                 (DOLLARS IN THOUSANDS)
Portfolio..........................   201,957    $1,633,177    164,516    $1,233,732
                                      =======    ==========    =======    ==========
Period of delinquency(3)
 31-59 days........................     1,136    $    8,510        818    $    5,239
 60-89 days........................       336         2,616        254         1,849
 90 days or more...................       145           998        138           983
                                      -------    ----------    -------    ----------
Total contracts delinquent.........     1,617    $   12,124      1,210    $    8,071
                                      =======    ==========    =======    ==========
Delinquencies as a percentage of
 number and amount of contracts
 outstanding.......................     0.80%         0.74%      0.74%         0.65%
                                      =======    ==========    =======    ==========

---------------

(1) Includes delinquency information relating to those contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) This amount is net of unearned add-on interest.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                          CONTRACT LOSS EXPERIENCE(1)

                                                                                        DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                                 1997         1996          1995          1994          1993
                                                              ----------   ----------    ----------    ----------    ----------
                                                                                   (DOLLARS IN THOUSANDS)
Portfolio
 At end of period (net of unearned add-on interest).........  $3,680,817   $3,046,585    $2,209,594    $1,633,177    $1,233,732
                                                              ==========   ==========    ==========    ==========    ==========
 Average during period (net of unearned add-on interest)....  $3,383,570   $2,627,622    $1,886,359    $1,438,582    $1,132,538
                                                              ==========   ==========    ==========    ==========    ==========
 Gross chargeoffs of contracts during period................  $  136,773   $   86,464    $   48,999    $   27,620    $   24,612
 Recoveries during period of contracts charged off..........      34,634       25,946        18,715        11,927         7,308
                                                              ----------   ----------    ----------    ----------    ----------
 Net chargeoffs.............................................  $  102,139   $   60,518    $   30,284    $   15,693    $   17,304
                                                              ==========   ==========    ==========    ==========    ==========
 Net chargeoffs as a percentage of contracts outstanding
   during period............................................        3.02%(2)       2.30%(2)       1.61%(2)       1.09%       1.53%

---------------

(1) Includes loss information for contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) The loss experience in 1997, 1996 and 1995 was impacted by a variety of factors, including, in particular, an increase in the percentage of the outstanding contracts which were originated by the Branch Division of WFS and by general economic conditions.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each Class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date with respect to the Notes indicating the unpaid principal amount of such Class of Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such Class of Notes. The "Certificate Pool Factor" for the Certificates will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the remaining Certificate Balance, after giving effect to distributions to be made on such Distribution Date, as a fraction of the Original Certificate Balance. Each Note Pool Factor and the Certificate Pool Factor will be 1.000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable Class of Notes, or the reduction of the Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related Class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance will be the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the Certificate Pool Factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, each Note Pool Factor and various other items of information, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, the Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities (i.e., the proceeds of the public offering of the Securities minus expenses relating thereto) will be applied by the Seller to the purchase of the Contracts from WFS.

                                   THE NOTES
GENERAL

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Indenture (without exhibits) may be obtained by Noteholders upon request in writing to the Indenture Trustee at its Corporate Trust Office. Citations to the relevant Sections of the Indenture appear below and under "Certain Information Regarding the Securities" in parentheses. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class on each Distribution Date. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of the actual days elapsed in an Interest Period and a 360-day year. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest payments on the Notes will be made from Net Collections after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Master Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Percentage of the related Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the Notes will be made from Net Collections after all Trust Fees and Expenses have been paid, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account as follows: first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero and in no event later than the Class A-1 Final Distribution Date, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero. No amount of principal will be paid on the Certificates until the principal amount of each Class of Notes has been reduced to zero. See "Certain Information Regarding the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     The principal amount of each Class of Notes, to the extent not previously paid, will be due on the related Note Final Distribution Date for that Class of Notes.

     The actual date on which the outstanding principal amount of any Class of Notes is paid may be earlier than its Note Final Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations."

OPTIONAL REDEMPTION

     Each Class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. The redemption price will equal the unpaid principal amount of such Class of Notes plus accrued interest thereon at the applicable Interest Rate.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

EVENTS OF DEFAULT

     "Events of Default" under the Indenture will consist of: (i) a default by the Trust for five days or more in the payment of any interest on the Notes of any Class when the same becomes due and payable; (ii) a default by the Trust in the payment of the principal of or any installment of the principal of the Notes of any Class when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interest thereof, voting together as a single class; and (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust (each, a "Trust Insolvency"). (Indenture, Section 5.01)

     Upon the occurrence of an Event of Default, so long as an Insurer Default (as defined below) shall not have occurred and be continuing, Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect (i) to accelerate the principal of the Notes and to cause the Master Servicer or the Trustee to sell or otherwise liquidate the property of the Trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and to deliver the proceeds thereof to the Indenture Trustee for distribution in accordance with the terms of the Indenture or (ii) to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy. If an Insurer Default has occurred and is continuing, upon the occurrence of an Event of Default, the Trustee may, or if so requested in writing by holders of Notes evidencing at least 66 2/3% of the voting interests thereof, voting together as a single class, shall, declare the Notes due and payable at par, together with accrued interest thereon. Notwithstanding the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default shall have occurred and be continuing, the Notes will become immediately due and payable at par, together with accrued interest thereon. (Indenture, Section 5.02) An "Insurer Default" will consist of
(i) a default by Financial Security of its obligations under either Policy or
(ii) certain events of bankruptcy, insolvency, receivership or liquidation relating to Financial Security.

     No sale or liquidation of the property of the Trust described in the immediately preceding paragraph may be made if the proceeds thereof are not sufficient to pay all outstanding principal of and accrued interest on the Notes, unless (i) no Insurer Default has occurred and is continuing and the related Event of Default arose as described in clauses (i), (ii) or (iv) of the second preceding paragraph or (ii) an Insurer Default shall have occurred and be continuing and (a) holders of Notes evidencing 100% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation, or (b) (1) the Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, (2) the Trustee provides prior written notice of such sale or liquidation to each Rating Agency, and (3) holders of Notes evidencing 66 2/3% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation. (Indenture, Section 5.04)

     Further, in the event that no Insurer Default has occurred and is continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not thereafter have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall thereupon be restored as though such Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) no Insurer Default has occurred and is continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in Scheduled Payments on the Notes and Guaranteed Distributions on the Certificates, respectively. (Indenture, Section 5.02 and 5.04) See "The Policies."

                                THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Trust Agreement (without exhibits) may be obtained by holders of Certificates upon request in writing to the Owner Trustee at its Corporate Trust Office. Citations to the relevant Sections of the Trust Agreement appear below and under "Certain Information Regarding the Securities" in parentheses. The following summary describes certain terms of the Certificates and the Trust Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, reference to all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions

(including definitions of terms and Section references) are incorporated by reference as part of such summaries.

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance will accrue at the Pass-Through Rate and will be payable to Certificateholders on each Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at the Pass-Through Rate. Interest distributions with respect to the Certificates will be made from Net Collections after all Trust Fees and Expenses have been paid and after the Note Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

DISTRIBUTIONS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which the principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes has been reduced to zero. On such Distribution Date and each Distribution Date thereafter, the Certificateholders will be entitled to distributions in an amount equal to the Certificate Percentage of the Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the
Securities -- Deposits to the Distribution Accounts; Priority of Payments." Distributions with respect to principal payments will be made from Net Collections after all Trust Fees and Expenses have been paid and after the Note Distributable Amount and the Certificate Interest Distributable Amount have been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     If not paid in full prior to the Certificate Final Distribution Date, the remaining Certificate Balance, if any, will be payable on such Distribution Date.

     The actual date on which the Certificate Balance is reduced to zero may be earlier than the Certificate Final Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations."

OPTIONAL PREPAYMENT

     The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest at the Pass-Through Rate. Any such distribution will effect early retirement of the Certificates. See "Certain Information Regarding the Securities -- Termination."

MANDATORY PREPAYMENT

     As more fully described under "The Notes -- Events of Default," upon the occurrence of an Event of Default (so long as an Insurer Default shall not have occurred and be continuing), under certain circumstances Financial Security will have the right, but not the obligation, to cause the property of the Trust to be sold or liquidated in whole or in part, on any date or dates as Financial Security, in its sole discretion, shall elect prior to the date on which such Event of Default is cured. Any such sale or liquidation may cause a full or partial prepayment of the Certificates.

PAYING AGENTS

     Distributions of principal of and interest on the Certificates will be made by the Owner Trustee or any Paying Agent or Paying Agents as the Owner Trustee may designate from time to time. The Chase Manhattan Bank, N.A. will be designated as the initial Paying Agent with respect to the Certificates. (Trust Agreement, Section 3.10)

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     DTC, New York, New York, will act as securities depository for the Securities. Each Class of Notes and the Certificates will be issued as fully registered securities registered in the name of Cede & Co. ("Cede"), the nominee of DTC. As such, it is anticipated that the only Noteholders or Certificateholders, as the case may be, will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as "Noteholders," as such term will be used in the Indenture. Certificate Owners will not be recognized by the Owner Trustee as "Certificateholders," as such term will be used in the Trust Agreement. Security Owners will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants, as further described below.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Securities may do so only through Participants and Indirect Participants. Participants will receive a credit for the related Securities on DTC's records. The ownership interest of each Security Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities will be accomplished by entries made on the books of Participants acting on behalf of Security Owners.

     To facilitate subsequent transfers, all Securities deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Security Owners and its records will reflect only the identity of the Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings of Securities shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant or Indirect Participant and not of DTC, the Indenture Trustee, the Owner Trustee, Financial Security or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Securities to DTC will be the responsibility of the related Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Security Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Security Owners may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the related Securities will be credited on that record date (identified in a listing attached to the Omnibus Proxy).

     None of the Master Servicer, the Seller, Financial Security, the Indenture Trustee or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Definitive Securities representing any Class of Notes or the Certificates will be issued to the related Security Owners rather than to DTC, only if (i) DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Securities, and neither the Indenture Trustee nor the Owner Trustee, as the case may be, nor the Administrator is able to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system with respect to the related Securities through DTC or (iii) after an Event of Default or Servicer Default, Security Owners evidencing not less than 51% of the voting interests of the related Securities advise the related Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related Security Owners. (Indenture, Section 2.11; Trust Agreement, Section 3.14)

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Owner Trustee or Indenture Trustee, as the case may be, will be required to notify the related Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected Class and the receipt of instructions for re-registration, such Trustee will issue Definitive Securities to the related Security Owners, who thereupon will become Noteholders or Certificateholders, as the case may be, for all purposes of the Indenture or the Trust Agreement, respectively. (Indenture, Section 2.11; Trust Agreement,
Section 3.14)

     Distributions on the Definitive Securities will thereafter be made by the related Trustee directly to holders of such Definitive Securities in accordance with the procedures described herein and to be set forth in the Indenture and the Trust Agreement. Interest payments and any principal payments on the Securities on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Trust Agreement or the Indenture, as the case may be. The final payment on any Securities (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders. The Owner Trustee or the Indenture Trustee will mail such notice to registered Securityholders within five Business Days of receipt from the Master Servicer of notice of termination of the Trust. (Indenture, Section 2.07; Trust Agreement, Section 9.01)

     Definitive Securities will be transferable and exchangeable at the offices of the Owner Trustee or the Indenture Trustee (or any security registrar appointed thereby), as will be set forth in the Trust Agreement or the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.04; Trust Agreement, Section 3.04)

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account described under "The Accounts and Eligible Investments." Such "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances, and will include (i) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;
(ii) any amounts deposited in the Collection Account (a) by the Seller to purchase Contracts because of certain material defects in the related Contract Documents or certain breaches in representations or warranties regarding the Contracts to be made by the Seller in the Sale and Servicing Agreement, in either case that materially and adversely affect the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, or (b) by the Master Servicer to purchase Contracts because of certain breaches in representations and warranties to be made by the Master Servicer in the Sale and Servicing Agreement or certain breaches by the Master Servicer in servicing procedures relating to the Contracts, in each case that materially and adversely affect such Contracts; (iii) any amounts deposited by the Seller in the Collection Account as a result of exercising its right under certain circumstances to purchase all of the outstanding Contracts; and (iv) any Advances that may be made by the Master Servicer in respect of delinquent Contracts. "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy. (Sale and Servicing Agreement, Section 5.02)

     Subject to the remainder of this paragraph, distributions on the Securities will be made on each Distribution Date out of Net Collections (exclusive of amounts representing payments due in the Due Period in which such Distribution Date occurs and any future Due Periods) for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances." The amount of such Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Distributions on the Securities." Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Securityholders. Under the Policies, Financial Security will be obligated to provide for distribution on the Securities on each Distribution Date the amount, if any, by which the amount of such Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Securities for such Distribution Date and will be obligated to provide for the payment of Guaranteed Distributions on the Certificates on the Certificate Final Distribution Date.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period (other than amounts to be deposited in the Holding Account as described below), net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for Nonrecoverable Advances, to be deposited in or credited to an account (the "Collection Account") to be established by the Master Servicer under the Sale and Servicing Agreement. The Collection Account may, upon prior written approval of Financial Security, be an uninsured general ledger account or a deposit account at the Bank. Funds in the Collection Account will be invested in a reinvestment contract (the "Reinvestment Contract") under which the Bank will be the obligor, so long as the Reinvestment Contract is an Eligible Investment as described below. The reinvestment earnings on the Reinvestment Contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for such Distribution Date exceeds the aggregate amount of interest (adjusted to the Pass-Through Rate) accrued on the Contracts during the related Due Period. If the Reinvestment Contract does not qualify as an Eligible Investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other Eligible Investment or Investments. Payments under the Reinvestment Contract will be deposited in the Collection Account no later than the fifth Business Day immediately preceding each Distribution Date. (Sale and Servicing Agreement,
Section 5.01)

     If an Event of Default under the Sale and Servicing Agreement has occurred and is continuing, funds in the Collection Account eligible to be invested in Eligible Investments will be invested at the direction of the Indenture Trustee. "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each Rating Agency as being consistent with their then-current ratings of the Securities. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account. (Sale and Servicing Agreement, Section 5.01)

     The Distribution Accounts. The Master Servicer will establish and maintain with the Indenture Trustee (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account") and
(ii) an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts"). (Sale and Servicing Agreement, Section 5.01; Trust Agreement,
Section 5.01)

     The Holding Account. The Master Servicer will establish an account (the "Holding Account") into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more Due Periods subsequent to such Due Period. Funds in the Holding Account due in the next Due Period will be transferred to the Collection Account immediately after the next succeeding Distribution Date. (Sale and Servicing Agreement, Sections 5.01 and 5.02)

DISTRIBUTIONS ON THE SECURITIES

     General. On or before the fifth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and each Rating Agency a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to the related Due Period and such Distribution Date: (i) the amount of funds in the Collection Account allocable to collections on the Contracts in the preceding Due Period (excluding any Advances and Repurchase Amounts); (ii) the Repurchase Amount of all Contracts repurchased by the Seller or the Master Servicer during the related Due Period; (iii) the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances; (iv) the amount of Net Collections; (v) the Note Interest Distributable Amount; (vi) the Note Principal Distributable Amount; (vii) the Certificate Interest Distributable Amount; (viii) the Certificate Principal Distributable Amount; and (ix) the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the Collection Account with respect to the related Due Period and such Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

          (i) to the Master Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (ii) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees, in each case to the extent such fees have not been previously paid by the Master Servicer;

          (iii) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) and (ii) above), the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

          (iv) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iii) above), the Note Principal Distributable Amount to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

          (v) to the Note Distribution Account, if such Distribution Date is a Note Final Distribution Date, the remaining principal amount of the related Class of Notes (after giving effect to the reduction in Net Collections described in clauses (i) through (iv) above) to be distributed to the holders of such Class of Notes;

           (vi) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (v) above), the Certificate Interest Distributable Amount to be distributed to the holders of the Certificates;

           (vii) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vi) above), the Certificate Principal Distributable Amount to be distributed to the holders of the Certificates;

          (viii) to the Certificate Distribution Account, if such Distribution Date is the Certificate Final Distribution Date, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vii) above), the Certificate Balance, as such balance has been reduced by payments thereon in respect of such Distribution Date to be distributed to the holders of the Certificates;

           (ix) to Financial Security, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (viii) above), any amounts owing to Financial Security in respect of all payments, if any, made under the Policies for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the Insurance Agreement (collectively, "Unreimbursed Insurer Amounts"); and

            (x) in the event that the distributions described in clauses (i) through (ix) above have been funded exclusively from Net Collections, any Net Collections remaining ("Excess Amounts"), will be deposited into the Spread Account, until the amount on deposit therein equals the Specified Spread Account Balance, with any remaining Excess Amounts being distributed as described under "-- Withdrawals from the Spread Account."

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default."

     For the purposes hereof, the following terms will have the following meanings:

     The "Aggregate Scheduled Balance" will equal the sum of the Scheduled Balances of each outstanding Contract. At the time of initial issuance of the Securities, the initial aggregate principal amount of the Securities will equal the Aggregate Scheduled Balance.

     The "Aggregate Scheduled Balance Decline" will mean, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the Distribution Date immediately preceding such Distribution Date (or as of the Cut-Off Date in the case of the first Distribution Date) exceeds the Aggregate Scheduled Balance as of such Distribution Date.

     The "Certificate Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

     The "Certificate Interest Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the sum of the Certificate Quarterly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period.

     The "Certificate Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Quarterly Interest Distributable Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

     The "Certificate Percentage" will mean (i) for each Distribution Date to and including the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 0% and (ii) for each Distribution Date on and after the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, a percentage equal to 100% minus the Note Percentage for such Distribution Date.

     The "Certificate Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Certificate Quarterly Principal Distributable Amount and any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

     The "Certificate Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Quarterly Principal Distributable Amount for such Distribution Date and any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

     The "Certificate Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal on such preceding Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance).

     The "Certificate Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Certificate Percentage of the Principal Distributable Amount for such Distribution Date.

     A "Defaulted Contract" will mean, with respect to any Due Period, a Contract (i) which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     A "Due Period" will mean, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which such Distribution Date occurs (or commencing on the Cut-Off Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which such Distribution Date occurs.

     A "Liquidated Contract" will be a Contract that (i) is the subject of a Full Prepayment; (ii) is a Defaulted Contract with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its Maturity Date; or (iv) is delinquent as to all or part of four or more payments of Monthly P&I. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the Collection Account.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

     The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on such preceding Distribution Date at the related Interest Rate for the related Interest Period.

     The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.

     The "Note Percentage" will mean (i) for each Distribution Date to and including the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (a) 100% until the principal amount of the Class A-4 Notes has been reduced to zero and (b) with respect to any remaining portion of the Principal Distributable Amount, 0%; and
(iii) for each Distribution Date after the principal amount of the Class A-4 Notes is reduced to zero, 0%.

     The "Note Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

     The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Note Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related Class of Notes to zero.

     The "Note Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date, or in the case of the Class A-1 Notes and the Class A-2 Notes, interest for the actual number of days in the applicable Interest Period, based on a 360-day year) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

     The "Note Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Note Percentage of the Principal Distributable Amount for such Distribution Date.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the aggregate Scheduled Balances as of such Distribution Date of all Rule of 78's Contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     The "Scheduled Balance" of a Rule of 78's Contract will represent the present value of the remaining scheduled payments of Monthly P&I due on such Contract discounted on a monthly basis as described below, while the Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The "Monthly P&I" for a Contract will be the installment of principal and interest due thereunder each month (each such date, a "Due Date") and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each Due Date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value (determined as discussed below) at each such date of all payments of Monthly P&I on the Contract that are due after such Due Date. Such present value will be determined by discounting (on a monthly basis) each payment of Monthly P&I from the last day of the month in which such payment of Monthly P&I is due to the first day of the month in which such Due Date occurs using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date. The interest rate borne by each Contract will at least equal the sum of the weighted average of the Interest Rates and the Pass-Through Rate on the Closing Date plus the Servicing Fee Percent.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE SPREAD ACCOUNT

     General. The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees and certain other entities (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments," and the rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders, in each case to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by senior Securityholders of the full amount of interest and principal required to be paid to them, and to afford such senior Securityholders limited protection against losses in respect of the Contracts.

     In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts and by the establishment of the Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee and the Indenture Trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by the Seller on the Closing Date of an amount equal to the Spread Account Initial Deposit. The Spread Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, in respect of each Distribution Date.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and Financial Security and may be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on such investment will be charged to the Spread Account. (Sale and Servicing Agreement, Section 5.03)

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as of each Calculation Day and will equal 7% of the Aggregate Scheduled Balance on such Calculation Day, except that if on any Calculation Day (i) the Charge-Off Percentage for the three calendar month period ending on such Calculation Day exceeds 4% or (ii) the Delinquency Percentage for the three calendar month period ending on such Calculation Day exceeds 2%, then the Specified Spread Account Balance shall equal 10% of the Aggregate Scheduled Balance on such Calculation Day (but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified Spread Account Balance be greater than $52,500,000 or less than $9,450,000; provided, however, it shall not be greater than the outstanding aggregate principal amount of the Securities if such amount is less than $9,450,000. At no time after the Closing Date will the Seller, WII, the Master Servicer, Financial Security or any other entity be required to deposit funds into the Spread Account.

     The "Charge-Off Percentage" will mean, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for such month of all Contracts that have become Liquidated Contracts (as specified in clause (ii) or (iv) of the definition of Liquidated Contracts) during such month, less any Net Liquidation Proceeds received during such month (and not reflected in prior periods) with respect to such Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts as of the end of the immediately preceding month. The "Delinquency Percentage" will mean, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in such period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case on the last day of such calendar month.

     The Master Servicer may, from time to time after the date of this Prospectus, and with the approval of Financial Security, request each Rating Agency to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Securities (without giving effect to the guaranty under either Policy of payments owing to the Securityholders), then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders, the Certificateholders and Financial Security. On each Distribution Date funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account with respect to any Distribution Date is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Certificate Distribution Account is less than the Certificate Distributable Amount and will be deposited in the Certificate Distribution Account. See "Payments from the Spread Account and Under the Policies."

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to the Seller until the Seller has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit and to the Seller and WII in the proportions of 99% and 1%, respectively. Upon any such distributions to Financial Security, the Seller or WII, the Securityholders will have no further rights in, or claims to, such amounts. (Sale and Servicing Agreement, Section 5.06)

     None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Seller, WII or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders. The obligations of Financial Security under the Policies will not be diminished or otherwise affected by any amounts distributed to Financial Security.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE POLICIES

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive such deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Note Final Distribution Date), first, from amounts on deposit in the Spread Account, second, if such amounts are insufficient, from amounts otherwise payable to Certificateholders in respect of the Certificate Distributable Amount and third, if such amounts are still insufficient, then from the payment of a claim under the Note Policy. (Sale and Servicing Agreement, Section 5.05)

     On each Distribution Date on which the Certificate Distributable Amount exceeds the amount then on deposit in the Certificate Distribution Account, the Certificateholders will be entitled to receive such deficiency (including amounts necessary to reduce the Certificate Balance to zero on the Certificate Final Distribution Date), first, from amounts on deposit in the Spread Account, and second, if such amounts are insufficient, from the payment of a claim under the Certificate Policy. (Sale and Servicing Agreement, Section 5.05)

STATEMENTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the Master Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to each Noteholder and to the Owner Trustee a statement to be delivered to each Certificateholder on such Distribution Date (the "Statement to Securityholders"), setting forth with respect to the related Distribution Date or Due Period, as applicable, among other things, the following information:

          (i) the amount of the Noteholder's or Certificateholder's distribution allocable to principal (stated separately for each Class of Notes and the Certificates);

          (ii) the amount of the Noteholder's or Certificateholder's distribution allocable to interest (stated separately for each Class of Notes and the Certificates);

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of such Due Period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, Certificate Interest Carryover Shortfall and Certificate Principal Carryover Shortfall on such Distribution

     Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor, in each case as of such Distribution Date; and

          (vii) the balance on deposit in the Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the immediately preceding Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or the original Certificate Balance of a Certificate, as the case may be. Copies of such statements may be obtained by Security Owners by a request in writing addressed to the related Trustee at its Corporate Trust Office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder or a Certificateholder, as the case may be, a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such holder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences." (Sale and Servicing Agreement,
Section 5.07)

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, beginning with the fiscal year ended December 31, 1998, a statement as to compliance by the Master Servicer during the preceding fiscal year (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts. (Sale and Servicing Agreement, Section 4.11)

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, commencing with the fiscal year ended December 31, 1998, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Sale and Servicing Agreement, Section 4.10)

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee at its Corporate Trust Office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and Financial Security a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.09)

     The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. (Indenture, Section 7.04)

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until (i) the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) each Rating Agency confirms that the selection of such successor master servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Securities. (Sale and Servicing Agreement, Section 7.04)

     The Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In any event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders. (Sale and Servicing Agreement, Section 7.05)

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement. (Sale and Servicing Agreement, Sections
7.02 and 7.04)

SERVICER DEFAULT

     "Servicer Defaults" under the Sale and Servicing Agreement will consist of
(i) a claim being made under either the Note Policy or the Certificate Policy,
(ii) any failure by the Master Servicer to deposit in or credit to the Collection Account, either Distribution Account, the Spread Account or the Holding Account any amount required to be so deposited or credited or to make the required distributions therefrom, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Owner Trustee or Financial Security is received by the Master Servicer or discovery by the Master Servicer; (iii) any failure by the Master Servicer to deliver to Financial Security, the Indenture Trustee or the Owner Trustee certain reports required by the Sale and Servicing Agreement by the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement; (iv) any failure by the Master Servicer or the Seller duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders, Financial Security, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Master Servicer or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security or (B) to the Master Servicer or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by holders of Notes evidencing not less than 25% of the voting interests thereof, voting together as a single class, or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the voting interests thereof or, so long as no default under either Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and (vi) any material breach of any of the representations and warranties of the Master Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer) that has a material adverse effect on the Noteholders or the

Certificateholders and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by the Indenture Trustee or the Owner Trustee or by holders of Notes (voting together as a single class) or Certificates evidencing not less than 25% of the respective voting interests thereof or, so long as no default under either Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security. (Sale and Servicing Agreement, Section 8.01)

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of Notes representing not less than 25% of the voting interests thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the voting interests thereof), voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee will succeed, without further action, to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security or the Noteholders (or Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. (Sale and Servicing Agreement, Sections 8.01 and 8.02)

     So long as Financial Security is not in default under either Policy it may direct the actions of the Indenture Trustee upon an Event of Default. (Sale and Servicing Agreement, Section 8.06)

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least 51% of the voting interests thereof, voting together as a single class (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of Certificates evidencing not less than 51% of the voting interests thereof), may, on behalf of all Securityholders, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account, the Certificate Distribution Account or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults. (Sale and Servicing Agreement, Section 8.05)

VOTING INTERESTS

     The "voting interests" of the (i) Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of such Class or Classes represented thereby and (ii) Certificates will be allocated among the Certificateholders or related Certificate Owners, as the case may be, in accordance with the Certificate Balance represented thereby; except that in certain circumstances any Securities held by the Seller, WFS or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of Financial Security but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any Class of Securities or to permit certain changes with respect to the Specified Spread Account Balance; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any such Securityholder; and provided further, that in the case of a change with respect to the Specified Spread Account Balance, the Trustee receives a letter from S&P to the effect that its then-current rating on each Class of Securities will not be qualified, reduced or withdrawn due to such amendment and the Master Servicer shall provide Moody's notice of such amendment. (Sale and Servicing Agreement, Section 10.01)

     The Sale and Servicing Agreement may also be amended from time to time with the consent of the holders of Notes and Certificates evidencing not less than 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Securityholders of each Class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes or the Certificates, or the Specified Spread Account Balance or the manner in which the Spread Account is funded, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant Class of Securities. (Sale and Servicing Agreement, Section 10.01)

     Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of Financial Security but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any Noteholder or Certificateholder. (Trust Agreement, Section 11.01)

     The Trust Agreement may also be amended from time to time with the consent of Securityholders evidencing not less than 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes or the Certificates or any Interest Rate or the Pass-Through Rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant Class of Securities. (Trust Agreement, Section 11.01)

     Amendment of the Indenture. The Trust and the Indenture Trustee (on behalf of such Trust) may, without the consent of the Noteholders but with the consent of Financial Security, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any action specified in clause (v) shall not adversely affect the interests of any Noteholder; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action specified in clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below. (Indenture, Section 9.01)

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment; (iii) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, or any of their respective affiliates;
(v) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of such sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture. (Indenture, Section 9.02)

LIST OF SECURITYHOLDERS

     Upon the written request of the Master Servicer, the Owner Trustee will provide to the Master Servicer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders. In addition, three or more holders of Certificates or holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, upon compliance by such Certificateholders with certain provisions of the Trust Agreement, may request that the Owner Trustee afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement. (Trust Agreement, Section 3.07)

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. (Indenture, Section 7.02)

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Securityholders.

TRUST; INSOLVENCY EVENT

     The Trust Agreement will provide that the Owner Trustee, each Certificateholder, the Indenture Trustee and each Noteholder shall agree that they will not at any time institute, or join in any institution against, the Trust, the Seller or WII, any bankruptcy proceedings relating to the Certificates, the Notes, the Trust Agreement, the Indenture or certain other agreements. (Trust Agreement, Section 11.08)

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to such Securityholders of all amounts required to be paid to them pursuant to such agreement and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, the Seller will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Aggregate Scheduled Balance is less than 5% of the Cut-Off Date Aggregate Scheduled Balance at a price equal to the aggregate unpaid principal balances of the related Contracts, together with accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Section 9.01)

     The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase described above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein. (Sale and Servicing Agreement, Section 9.01)

THE TRUSTEES

     A Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as such under the Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Trust Agreement, Section 10.02; Indenture, Section 6.08)

     Each Trustee and any of its affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon such Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee. (Trust Agreement, Section 10.05; Indenture, Section 6.10)

     The Trust Agreement will further provide that WII will pay the fees of the Owner Trustee and the Trust will, or will cause the Administrator to, pay the fees of the Indenture Trustee. The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, negligence or bad faith. (Trust Agreement, Section 8.02; Indenture, Section 6.07)

DUTIES OF THE TRUSTEES

     Neither Trustee will make any representations as to the validity or sufficiency of the Trust Agreement or Indenture, the Securities issued pursuant thereto (other than the execution and authentication thereof), or of any Contracts or related documents, and will not be accountable for the use or application by the Seller, WII or the Master Servicer of any funds paid to the Seller, WII or the Master Servicer in respect of such Securities or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If no Event of Default or Servicer Default has occurred and is continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Securities evidencing not less than 25% of the voting interests of all of the related Securities, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 60 days has neglected or refused to institute any such proceedings.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with the Trust, the Seller, WII and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Seller.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Securities will depend on the rate of payment on the Contracts (including prepayments, liquidations and repurchases of Contracts by the Seller or the Master Servicer under certain conditions and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default), the final distribution on each Class of Notes or the Certificates may occur earlier than the related Final Distribution Date. The right of the Seller to repurchase all of the Contracts upon certain events prior to the Certificate Final Distribution Date is described under "-- Termination" and "The Master Servicer -- Repurchases of Certain Contracts by the Master Servicer and the Seller."

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. See "The Master Servicer." Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Securityholders on the Distribution Date following the Due Period in which they are received, while those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders.

     Purchases by the Seller of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average life of the Contracts. Any reduction in the average life of the Securities will reduce the aggregate amount of interest received by the Securityholders over the life of the Securities. See "The Master Servicer."

     While WFS does not maintain specific records for this purpose, it estimates that, based on its experience over the past five years, the monthly prepayment rate on the outstanding principal amount of the retail installment sales contracts and installment loans secured by automobiles and light duty trucks it has originated and serviced, for itself or others, has been approximately 1.5%. However, no assurance can be given that the Contracts will experience this rate of prepayment or any greater or lesser rate. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

                                  THE POLICIES

     The following summary of the terms of the Policies does not purport to be complete and is qualified in its entirety by reference to the Note Policy and the Certificate Policy included as exhibits to the Registration Statement.

THE NOTE POLICY

     Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Scheduled Payments" will mean, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the

Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to Noteholders because a notice and certificate in proper form was not timely Received (as defined below) by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

     Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

THE CERTIFICATE POLICY

     Simultaneously with the issuance of the Certificates, Financial Security will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Guaranteed Distributions" will mean, with respect to each Distribution Date, the distributions to be made to Certificateholders (other than to WII) in an aggregate amount equal to the Certificate Distributable Amount due and payable on such Distribution Date in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates, the Sale and Servicing Agreement or the Trust Agreement to which Financial Security has not given its prior written consent. Guaranteed Distributions shall not include, nor shall coverage be provided under the Certificate Policy in respect of, any taxes, withholding or other charge imposed with respect to any Certificateholder by any governmental authority.

     Payment of claims on the Certificate Policy made in respect of Guaranteed Distributions will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

OTHER TERMS OF THE POLICIES

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under either Policy, Financial Security shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy or the Certificateholder is required to return principal or interest distributed with respect to the Certificates during the term of the Certificate Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder or Certificateholder, as the case may be, that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by such Noteholder or Certificateholder, as the case may be, in such form as is reasonably required by Financial Security and provided to such Securityholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of such Securityholder relating to or arising under the related Class of Notes or the Certificates, as the case may be, against the debtor which made such preference payments or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the related Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the related Trustee or any Securityholder directly (unless a Securityholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the related Trustee for distribution to such Securityholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts, the Notes or the Certificates as preferential.

     The terms "Receipt" and "Received," with respect to either Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee, as the case may be, and such Trustee may submit an amended notice.

     Under the Policies, "Business Day" will mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     Financial Security's obligations under the Note Policy in respect of Scheduled Payments and under the Certificate Policy in respect of Guaranteed Distributions shall in each case be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee, as the case may be, as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

     Financial Security shall be subrogated to the rights of each Noteholder or Certificateholder, as the case may be, to receive payments of principal and interest to the extent of any payment by Financial Security under the related Policy.

     Claims under the Policies will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments and the Certificate Policy may not be cancelled or revoked prior to distribution in full of all Guaranteed Distributions with respect to the Certificates. The Policies are not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law. The Policies are governed by the laws of the State of New York.

                       FINANCIAL SECURITY ASSURANCE INC.
GENERAL

     Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS OF CLAIMS-PAYING ABILITY

     Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Fitch IBCA, Inc., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings of the Securities."

CAPITALIZATION

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1997 (in thousands):

                                                              SEPTEMBER 30, 1997
                                                              -------------------
                                                                  (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
premiums)...................................................      $  402,891
                                                                  ----------
Shareholder's Equity:
  Common Stock..............................................          15,000
  Additional Paid-In Capital................................         646,620
  Unrealized Gain on Investments
     (net of deferred income taxes).........................          20,808
  Accumulated Earnings......................................         212,033
                                                                  ----------
Total Shareholder's Equity..................................         894,461
                                                                  ----------
Total Deferred Premium Revenue and Shareholder's Equity.....      $1,297,352
                                                                  ==========

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, included at page A-2 et seq. of this Prospectus. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a Subservicer in servicing the Contracts, WFS is referred to as the Master Servicer herein.

     WFS, as Master Servicer, will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by WFS are incorrect or if WFS, as Master Servicer, breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the Securityholders. WFS, as Master Servicer, may perform its servicing duties through one or more subservicers (each, a "Subservicer"), provided that the employment of a Subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If WFS uses a Subservicer, WFS, as Master Servicer, will enter into a subservicing agreement with that Subservicer. Such subservicing agreements must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related

Contracts directly or enter into a new subservicing agreement for such Contracts with a Subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Securityholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include such actions by a Subservicer. (Sale and Servicing Agreement, Section 4.01)

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Securities. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the Obligors in the Financed Vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the APR of a delinquent Contract (but not below the sum of the Pass-Through Rate and the Servicing Fee Percent), may reduce the principal balance and may extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement. (Sale and Servicing Agreement, Sections 4.01 and 4.02)

     The Master Servicer shall deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts (except that as to Contracts serviced by a Subservicer, such proceeds shall be deposited within three Business Days of receipt by the Subservicer). The Master Servicer will also deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Liquidation Proceeds and Net Insurance Proceeds, after deducting therefrom the amount of any outstanding and unreimbursed Advances. (Sale and Servicing Agreement, Section 4.01) See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments."

ADVANCES

     The Master Servicer will be obligated to advance delinquent payments of Monthly P&I on individual Rule of 78's Contracts and to advance 30 days of interest at the sum of the Pass-Through Rate and the Servicing Fee Percent for each month of delinquency in that Due Period on individual Simple Interest Contracts (each, an "Advance") to the extent that any such Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or otherwise. Concurrently with the furnishing of the related Distribution Date Statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the Collection Account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date. (Sale and Servicing Agreement,
Section 5.04)

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Securityholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts (e.g., late payments by the Obligor, Net Liquidation Proceeds and Net Insurance Proceeds) or, to the extent any portion of an Advance is determined to be a Nonrecoverable Advance, out of unrelated installments of Monthly P&I or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the principal balance of a Contract is less than $4,000. The Master Servicer or a Subservicer is required to be named as a loss payee under the policy of insurance obtained by the Obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or Subservicer, as appropriate. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall maintain a limited dual interest insurance policy in respect of each Financed Vehicle that provides coverage for physical damage to, or loss of, a Financed Vehicle; provided, however, that the Master Servicer shall not be required to maintain such insurance in respect of any Financed Vehicle as to which the related Contract has an unpaid principal balance of less than $4,000. (Sale and Servicing Agreement, Section 4.04) Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If the Obligor fails to obtain or maintain the required insurance, the Master Servicer will be obligated, except in certain limited circumstances, to obtain such insurance and may add the premium for such insurance to the balance due on the Contract to the extent permitted by applicable law. The Scheduled Balance of a Contract will not include any amount for such premium, and payments by an Obligor in respect of such financed premium will not be applied to distributions on the Securities.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform certain monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and Financial Security, including the preparation and delivery to the Owner Trustee, the Indenture Trustee and Financial Security of each Statement to Securityholders and an additional report covering the aggregate amount, if any, paid by or due from it or the Seller for the purchase of Contracts which it or the Seller has become obligated to purchase and the net amount of funds which have been deposited in or credited to the Collection Account or Holding Account. (Sale and Servicing Agreement,
Section 4.09)

REPURCHASES OF CERTAIN CONTRACTS BY THE MASTER SERVICER AND THE SELLER

     The Seller will have the option to purchase the remaining Contracts, and thereby cause early retirement of the Securities, on any Distribution Date as of which the Aggregate Scheduled Balance is less than 5% of the Cut-Off Date Aggregate Scheduled Balance. See "Certain Information Regarding the
Securities -- Termination." In addition, the Seller will be required to repurchase certain Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect and materially and adversely affect the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security. The Master Servicer will be required to purchase a Contract if it breaches certain of its servicing obligations with respect to such Contract such that the Contract is materially and adversely affected. Any such repurchase must be effected at a price (the "Repurchase Amount") equal to the outstanding principal balance of such Contract plus accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Sections 3.02, 4.07 and 9.01)

SERVICING COMPENSATION


     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each Contract from the Monthly P&I paid on or in respect of such Contract an amount (the "Servicing Fee") equal to one-twelfth of 1.25% per annum (the "Servicing Fee Percent") of the Scheduled Balance of such Contract for the related month in respect of which the Monthly P&I for such month has been collected or advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "Collection of Payments") and similar items paid in respect of the Contracts. The Master Servicer or its designee will receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of such Contract. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. (Sale and Servicing Agreement, Section 4.08)

     The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee will also compensate the Master Servicer for administering the Contracts, including making Advances, accounting for collections, furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Master Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the Financed Vehicle at a repossession or other sale. (Sale and Servicing Agreement, Section 4.03)

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated (the "UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and the Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of Financial Security under the Insurance Agreement pursuant to which the Policies will be issued, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Sale and Servicing Agreement, WFS, as Master Servicer (or one or more Subservicers), will have custody of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle. Notwithstanding the failure of the Trust to have obtained a valid, first priority ownership interest in a Contract, Financial Security will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to Noteholders and Guaranteed Distributions payable to Certificateholders on each Distribution Date. See "The Policies."

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the Financed Vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which the largest number of Financed Vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle.

     All retail installment sales contracts purchased by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     The Seller will sell the Contracts and assign its security interests in the Financed Vehicles to the Trust and Financial Security. However, because of the administrative burden and expense, neither the Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the Financed Vehicles relating to Contracts originated by it. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying the Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more Financed Vehicles could be released.

     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted, should be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in such Financed Vehicle. If there are any Financed Vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner registers the Financed Vehicle in such state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to such Financed Vehicle, for the Financed Vehicle owner to effect the registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect such reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the Financed Vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more Subservicers to enforce its security interest with respect to defaulted Contracts by repossession and resale of the Financed Vehicles securing such defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a Financed Vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to the Trust and Financial Security, is limited to amounts paid under a Contract; however, the Obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the Financed Vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     Under the Sale and Servicing Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the Closing Date. Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date, including any defect arising from the violation of laws or rules, and such defect materially and adversely affects the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, such defect would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and, if uncured, would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured.

                                   THE SELLER

     The Seller is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of the Seller is 23 Pasteur Road, Irvine, California 92618.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of the Seller was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. The Seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by automobiles and light-duty trucks, which bonds or pass-through certificates are rated in the highest available category by at least one nationally recognized statistical rating agency.

     The Seller's Articles of Incorporation limit the activities of the Seller to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to such Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. (Sale and Servicing Agreement, Section 3.01) If (i) any of such representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, and (ii) the same materially and adversely affects the interest of the Certificateholders, the Indenture Trustee, the Owner Trustee or Financial Security in and to such Contract, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within such 90-day period, the Seller must purchase the Contract affected by the defect at a price equal to the outstanding principal amount of such Contract plus accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Section 3.02)

                                      WFS
GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this Prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. WFS is now a majority owned operating subsidiary of the Bank.

     WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During 1997, WFS purchased approximately 55% of its contracts from the prime credit quality segment and 45% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During that same period, contracts for new and used vehicles represented 18% and 82%, respectively, of WFS' volume of contracts purchased.

     WFS is an operating subsidiary of the Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1997, WFS had total assets of $878 million, total liabilities of $698 million and stockholders' equity of $180 million. As of December 31, 1997, WFS' net portfolio of contracts totalled approximately $229 million.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur Road, Irvine, California 92618.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office, 19 dealer centers and 111 branch offices serving 37 states.

                                      WII

     WII is a wholly owned limited-purpose, operating subsidiary of WFS. WII was incorporated in California on June 11, 1996, for the purpose of purchasing an ownership interest in the Trust and similar trusts. WII is limited by its Articles of Incorporation from engaging in any business activities not incidental or necessary to its stated purpose.

     The principal executive office of WII is located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (714) 727-1000.

                                    THE BANK
GENERAL

     The Bank is a federally chartered savings association the principal office of which is located in Irvine, California. As of December 31, 1997, the Bank had total assets of $3.7 billion, total deposits of $2.0 billion and stockholder's equity of $345 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a broadly based financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 16485 Laguna Canyon Road, Irvine, California 92618 and its telephone number is (714) 727-1100.

BUSINESS ACTIVITIES

     The Bank is engaged principally in the business of attracting deposits from, and making real estate secured loans to the public. The Bank currently operates 26 retail banking offices, 10 wholesale and retail mortgage banking offices located throughout California and 5 other states. Funds for lending are obtained from deposits, borrowings, payments on existing loans and contracts and sales of loans and contracts.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of the Securities. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Securities. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     However, because a failure to pay interest currently on the Notes is not a default and does not give rise to a penalty, under the OID regulations the Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of outstanding Notes or Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special tax counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of Trust as a Partnership. The Seller and the Master Servicer will agree, and the related Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Master Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, the Trust may be treated as a trust rather than a partnership for federal tax purposes. Or, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and that all payments on the Certificates are denominated in U.S. dollars.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller and WII, in the proportion of 99% and 1%, respectively. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.

     If the Trust acquires the Contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Contracts or to offset any such premium against interest income on such Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997, under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust would cause a deemed contribution of the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     WII will be designated as the tax matters partner for the Trust in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. These rates may be increased by future tax legislation. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                   CERTAIN CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP will further render an opinion that Certificateholders and Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in the Certificates or any Class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on the Certificates or any Class of Notes, respectively, or with respect to any of the other Trust Property.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans which would affect purchases of Securities by or on behalf of Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA and assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any such government or church plan qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code, the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Section 502(i) of ERISA impose certain excise taxes on such prohibited transactions. Securities purchased by a Plan would be assets of the Plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each Plan that purchases Securities. If this were so, persons that cause a Plan to acquire Securities or that sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code in the absence of a statutory or administrative exemption.

THE NOTES

     The Notes may be purchased by a Plan subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code (other than a governmental plan described in Section 4975(g)(2) of the Code) or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate or a beneficial interest therein, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     Due to the complexities of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of an employee benefit plan considering the purchase of Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.

     Prohibited Transaction Class Exemption ("PTCE") 95-60 was issued by the Department of Labor on July 12, 1995 in response to the United States Supreme Court decision John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), in which the Court held that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Subject to certain conditions, PTCE 95-60 provides general relief from the prohibited transaction rules that would otherwise be applicable to assets held in an insurance company's general account. Prospective insurance company purchasers should consult with their counsel to determine whether the decision in John Hancock, as modified by PTCE 95-60, affects their ability to make purchases of the Certificates.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement (the "Underwriting Agreement"), Donaldson, Lufkin & Jenrette Securities Corporation and BancAmerica Robertson Stephens (the "Underwriters") have agreed to severally purchase from the Trust, and the Trust has agreed to sell to the Underwriters, the respective principal amounts of each Class of Notes and the Certificates as set forth opposite their names below:

                          CLASS A-1, A-2 AND A-3 NOTES

                                             PRINCIPAL AMOUNT      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
               UNDERWRITER                  OF CLASS A-1 NOTES    OF CLASS A-2 NOTES    OF CLASS A-3 NOTES
               -----------                  ------------------    ------------------    ------------------
Donaldson, Lufkin & Jenrette
    Securities Corporation................     $ 82,500,000          $ 99,000,000          $148,500,000
BancAmerica Robertson Stephens............       17,500,000            21,000,000            31,500,000
                                               ------------          ------------          ------------
          Total...........................     $100,000,000          $120,000,000          $180,000,000
                                               ============          ============          ============

                        CLASS A-4 NOTES AND CERTIFICATES

                                                               PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
                        UNDERWRITER                           OF CLASS A-4 NOTES    OF CERTIFICATES
                        -----------                           ------------------    ----------------
Donaldson, Lufkin & Jenrette
    Securities Corporation..................................     $55,500,000          $47,750,000
BancAmerica Robertson Stephens..............................      11,750,000           10,000,000
                                                                 -----------          -----------
          Total.............................................     $67,250,000          $57,750,000
                                                                 ===========          ===========

     The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession not in excess of 0.075% of the principal amount of the Class A-1 Notes, 0.105% of the principal amount of the Class A-2 Notes, 0.155% of the principal amount of the Class A-3 Notes and 0.170% of the principal amount of the Class A-4 Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of 0.350% of the principal amount of the Class A-1 Notes, 0.500% of the principal amount of the Class A-2 Notes, 0.750% of the principal amount of the Class A-3 Notes and 0.850% of the principal amount of the Class A-4 Notes on sales to certain other dealers. After the initial public offering, the public offering prices of the Notes and such concessions and discounts may be changed.

     The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession not in excess of 0.215% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, a discount not in excess of 0.110% of the principal amount of the Certificates. After the initial public offering, the public offering price of the Certificates and such concessions and discounts may be changed.

     The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions.


     WestFin Securities Corporation ("WestFin"), a registered broker/dealer affiliate of the Seller, is participating in the offering of the Securities by acting as a financial advisor to the Seller. For its services, WestFin will receive a fee of $180,780 to be paid from the underwriting discounts and commissions, less certain expenses.


     The Seller and WFS have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of the Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Securities in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Securities in the open market to stabilize the price of the Securities. These activities may stabilize or maintain the market price of the Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                           RATINGS OF THE SECURITIES

     It is a condition of issuance that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. The ratings by S&P of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Class A-1 Notes will be substantially based on the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be based on the issuance of the Note Policy by Financial Security. The ratings by each Rating Agency of the Certificates will be based on the issuance of the Certificate Policy by Financial Security. Although the ratings of the Notes by S&P do not take into account the benefit of the Note Policy, the Notes will have the benefit of the Note Policy.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances (including, in the case of the Certificates and, with respect to Moody's in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as a result of any change in the claims-paying ability of Financial Security) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes and the Certificates. A security rating is not a recommendation to buy, sell or hold the Securities.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Policies will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Rogers & Wells, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                PAGE
                                                                ----
A.  1996 YEAR END FINANCIAL STATEMENTS
     Report of Independent Accountants......................       A-1
     Consolidated Balance Sheets as of December 31, 1996 and
      1995..................................................       A-2
     Consolidated Statements of Income for the Years Ended
      December 31, 1996, 1995 and 1994......................       A-3
     Consolidated Statements of Changes in Shareholder's
      Equity for the Years Ended December 31, 1996, 1995 and
      1994..................................................       A-4
     Consolidated Statements of Cash Flows for the Years
      Ended December 31, 1996, 1995 and 1994................       A-5
     Notes to Consolidated Financial Statements for the
      Years Ended December 31, 1996, 1995 and 1994..........  A-6-A-22
B.  1997 QUARTERLY FINANCIAL STATEMENTS
     Condensed Consolidated Balance Sheets as of September
      30, 1997 (unaudited) and December 31, 1996............      A-23
     Condensed Consolidated Statements of Income for the
      Nine Months Ended September 30, 1997 and 1996
      (unaudited)...........................................      A-24
     Condensed Consolidated Statements of Cash Flows for the
      Nine Months Ended September 30, 1997 and 1996
      (unaudited)...........................................      A-25
     Notes to Condensed Consolidated Financial Statements
      for the Nine Months Ended September 30, 1997 and 1996
      (unaudited)...........................................      A-26

     The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of Financial Security Assurance Inc.:

     We have audited the accompanying consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Financial Security Assurance Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

New York, New York
January 24, 1997

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1996            1995
                                                              ------------    ------------
Bonds at market value (amortized cost of $1,054,678 and
  $1,006,084)...............................................   $1,068,677      $1,036,382
Equity investments at market value (cost of $1,000).........        1,000
Short-term investments......................................       39,570          14,568
Cash equivalents............................................       16,129          35,277
                                                               ----------      ----------
          Total investments.................................    1,125,376       1,086,227
Cash........................................................        7,517             555
Deferred acquisition costs..................................      146,233         132,951
Prepaid reinsurance premiums................................      151,224         133,548
Reinsurance recoverable on unpaid losses....................       29,875          61,532
Other assets................................................       69,705          61,825
                                                               ----------      ----------
          TOTAL ASSETS......................................   $1,529,930      $1,476,638
                                                               ==========      ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Deferred premium revenue....................................   $  511,196      $  463,897
Losses and loss adjustment expenses.........................       72,079         111,759
Deferred federal income taxes...............................       41,682          43,205
Ceded reinsurance balances payable..........................       12,599          13,664
Payable for securities purchased............................       14,142           9,516
Accrued expenses and other liabilities......................       62,900          44,611
                                                               ----------      ----------
          TOTAL LIABILITIES.................................      714,598         686,652
                                                               ----------      ----------
COMMITMENTS AND CONTINGENCIES
Common stock (1,000 shares authorized; 660 and 750 shares
  issued and outstanding; par value of $22,727 and $20,000
  per share)................................................       15,000          15,000
Additional paid-in capital..................................      654,470         681,470
Unrealized gain on investments (net of deferred income tax
  provision of $4,899 and $10,604)..........................        9,099          19,694
Accumulated earnings........................................      136,763          73,822
                                                               ----------      ----------
          TOTAL SHAREHOLDER'S EQUITY........................      815,332         789,986
                                                               ----------      ----------
          TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY........   $1,529,930      $1,476,638
                                                               ==========      ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
REVENUES:
  Net premiums written (net of premiums ceded of $55,965,
     $33,166 and $28,692, of which $35,299, $20,582 and
     $15,999 were ceded to affiliates).....................  $121,000    $ 77,576    $ 77,757
  Increase in deferred premium revenue.....................   (30,552)     (8,229)    (12,003)
                                                             --------    --------    --------
  Premiums earned (net of premiums ceded of $38,723,
     $38,013 and $35,051)..................................    90,448      69,347      65,754
  Net investment income....................................    62,728      47,083      45,282
  Net realized gains (losses)..............................     1,851       5,032      (3,829)
  Other income.............................................       502       4,722         732
                                                             --------    --------    --------
          TOTAL REVENUES...................................   155,529     126,184     107,939
                                                             --------    --------    --------
EXPENSES:
  Losses and loss adjustment expenses:
     Related to merger.....................................                15,400
     Other (net of reinsurance recoveries of ($2,249),
       $9,101 and $56,895, of which ($3,084), $7,111 and
       $50,839 were ceded to affiliates)...................     6,874       6,258       3,024
  Policy acquisition costs.................................    23,829      16,888      15,057
  Other operating expenses.................................    14,852      12,352      11,574
                                                             --------    --------    --------
          TOTAL EXPENSES...................................    45,555      50,898      29,655
                                                             --------    --------    --------
INCOME BEFORE INCOME TAXES.................................   109,974      75,286      78,284
                                                             --------    --------    --------
Provision (benefit) for income taxes:
  Current..................................................    28,208      23,353      13,338
  Deferred.................................................       911      (3,055)      4,682
                                                             --------    --------    --------
  Total provision..........................................    29,119      20,298      18,020
                                                             --------    --------    --------
          NET INCOME.......................................  $ 80,855    $ 54,988    $ 60,264
                                                             ========    ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                  ADDITIONAL    UNREALIZED
                                       COMMON      PAID-IN       GAINS ON      RETAINED
                                        STOCK      CAPITAL      INVESTMENTS    EARNINGS     TOTAL
                                       -------    ----------    -----------    --------    --------
BALANCE, December 31, 1993...........  $15,000     $497,506      $ 34,892      $ (4,930)   $542,468
Net income for the year..............                                            60,264      60,264
Dividends paid on common stock.......                                           (17,500)    (17,500)
Net change in unrealized loss on
  investments (net of deferred income
  tax benefit of $30,292)............                             (56,256)                  (56,256)
                                       -------     --------      --------      --------    --------
BALANCE, December 31, 1994...........   15,000      497,506       (21,364)       37,834     528,976
Net income...........................                                            54,988      54,988
Dividends paid on common stock.......                                           (19,000)    (19,000)
Net change in unrealized gain on
  investments (net of deferred income
  taxes of $22,108)..................                              41,058                    41,058
Capital contribution of CGIC.........               233,964                                 233,964
Stock repurchase.....................               (50,000)                                (50,000)
                                       -------     --------      --------      --------    --------
BALANCE, December 31, 1995...........   15,000      681,470        19,694        73,822     789,986
Net income...........................                                            80,855      80,855
Dividends paid on common stock.......                                           (18,000)    (18,000)
Net change in unrealized loss on
  investments (net of deferred income
  tax benefit of $5,705).............                             (10,595)                  (10,595)
Stock repurchase.....................               (27,000)                                (27,000)
Adjustment to prior year disposal of
  subsidiary.........................                                                86          86
                                       -------     --------      --------      --------    --------
BALANCE, December 31, 1996...........  $15,000     $654,470      $  9,099      $136,763    $815,332
                                       =======     ========      ========      ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                            1996          1995         1994
                                                         -----------    ---------    ---------
Cash flows from operating activities:
  Premiums received, net...............................  $   124,540    $  85,481    $  58,191
  Policy acquisition and other operating expenses paid,
     net...............................................      (49,261)     (41,730)     (31,696)
  Recoverable advances received (paid).................       10,213       (9,419)        (939)
  Losses and loss adjustment expenses paid.............      (15,473)      (4,954)      (5,124)
  Net investment income received.......................       59,923       40,160       41,429
  Federal income taxes received (paid).................      (33,297)     (17,295)     (14,358)
  Interest paid........................................          (22)         (38)         (72)
  Other................................................        1,330        2,552       (4,314)
                                                         -----------    ---------    ---------
          Net cash provided by operating activities....       97,953       54,757       43,117
                                                         -----------    ---------    ---------
Cash flows from investing activities:
  Proceeds from sales of bonds.........................    1,095,929      603,545      790,517
  Proceeds from maturities of bonds....................        2,965          606           55
  Purchases of bonds...................................   (1,139,129)    (685,984)    (758,254)
  Purchases of property and equipment..................       (2,081)        (958)        (937)
  Cash of contributed subsidiary.......................                       199
  Net decrease (increase) in short-term investments....       (3,675)      94,727      (58,095)
                                                         -----------    ---------    ---------
          Net cash provided by (used for) investing
            activities.................................      (45,991)      12,135      (26,714)
                                                         -----------    ---------    ---------
Cash flows from financing activities:
  Stock repurchase.....................................      (27,000)     (50,000)
  Dividends paid.......................................      (18,000)     (19,000)     (17,500)
                                                         -----------    ---------    ---------
          Net cash used for financing activities.......      (45,000)     (69,000)     (17,500)
                                                         -----------    ---------    ---------
Net increase (decrease) in cash........................        6,962       (2,108)      (1,097)
Cash at beginning of year..............................          555        2,663        3,760
                                                         -----------    ---------    ---------
Cash at end of year....................................  $     7,517    $     555    $   2,663
                                                         ===========    =========    =========
Reconciliation of net income to net cash flows from
  operating activities:
Net income.............................................  $    80,855    $  54,988    $  60,264
  Decrease (increase) in accrued investment income.....         (842)          14        1,773
  Increase in deferred premium revenue and related
     foreign exchange adjustment.......................       29,622        8,141       12,585
  Decrease (increase) in deferred acquisition costs....      (13,282)     (10,305)      (9,847)
  Increase (decrease) in current federal income taxes
     payable...........................................       (5,090)       6,057       (1,020)
  Increase (decrease) in unpaid losses and loss
     adjustment expenses...............................       (8,023)      14,587         (376)
  Increase (decrease) in amounts withheld for others...           52           30      (24,675)
  Provision (benefit) for deferred income taxes........          911       (3,055)       4,682
  Net realized losses (gains) on investments...........       (1,851)      (5,032)       3,829
  Depreciation and accretion of bond discount..........       (1,616)      (5,564)      (4,082)
  Change in other assets and liabilities...............       17,217       (5,104)         (16)
                                                         -----------    ---------    ---------
Cash provided by operating activities..................  $    97,953    $  54,757    $  43,117
                                                         ===========    =========    =========

     In addition to the cash received from the contribution of the subsidiary, the Company also received net assets of $233,765.

     In 1996, the Company has recharacterized its cash equivalents as short-term investments. The amount of cash equivalents recharacterized were $16,129, $35,277 and $13,457 as of December 31, 1996, 1995 and 1994, respectively.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 1. ORGANIZATION AND OWNERSHIP

     Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is engaged in providing financial guaranty insurance on asset-backed financings and municipal obligations. The Company's underwriting policy is to insure asset-backed and municipal obligations that would otherwise be investment grade without the benefit of the Company's insurance. The asset-backed obligations insured by the Company are generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by the Company consist primarily of general obligation bonds that are supported by the issuers' taxing power and special revenue bonds and other special obligations of states and local governments that are supported by the issuers' ability to impose and collect fees and charges for public services or specific projects. Financial guaranty insurance written by the Company guarantees payment when due of scheduled payments on an issuer's obligation. In the case of a payment default on an insured obligation, the Company is generally required to pay the principal, interest or other amounts due in accordance with the obligation's original payment schedule or, at its option, to pay such amounts on an accelerated basis.

     The Company expects to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures. The Company's insured portfolio consists primarily of asset-backed and municipal obligations originated in the United States, but the Company has also written and continues to pursue business in Europe and the Pacific Rim.

     At December 31, 1993, the Parent was owned 92.5% by U S WEST and 7.5% by Tokio Marine. The Parent completed an initial public offering of common shares on May 13, 1994. In connection with the initial public offering, Fund American Enterprises Holdings, Inc. (Fund American) acquired an interest in the Parent, together with rights to acquire additional shares of the Parent from U S WEST and shares of the Parent's Series A preferred stock. At December 31, 1994, the Parent was owned 60.9% by U S WEST, 7.7% by Fund American, 7.4% by Tokio Marine and 24.0% by the public and employees.

     On December 20, 1995, a subsidiary of the Parent merged (the Merger) with Capital Guaranty Corporation (CGC). The Merger provided for each CGC share to be exchanged for 0.6716 share of the Parent's common stock and cash of $5.69. The Parent issued in the aggregate 6,051,661 common shares and paid aggregate cash consideration of $51,300,000. In conjunction with the Merger, the Parent contributed (the Contribution) the common stock of Capital Guaranty Insurance Company (CGIC), a subsidiary of CGC, to the Company. As a result of the Contribution, the Company's net assets increased by $233,964,000. Net premiums written by CGIC in 1995 prior to the Contribution were $26,070,000. At December 31, 1995, the Parent was owned 50.3% by U S WEST, 7.8% by Fund American, 6.1% by Tokio Marine and 35.8% by the public and employees. At December 31, 1996, the Parent was owned 40.4% by U S WEST, 11.5% by Fund American, 6.4% by Tokio Marine and 41.7% by the public and employees.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which differ in certain material respects from the accounting practices prescribed or permitted by insurance regulatory authorities (see Note 6). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the Company's consolidated balance sheets at December 31, 1996 and 1995 and the reported amounts of revenues and expenses in the consolidated statements of income during the years

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ended December 31, 1996, 1995 and 1994. Such estimates and assumptions include, but are not limited to, losses and loss adjustment expenses and the deferral and amortization of deferred policy acquisition costs. Actual results may differ from those estimates. Significant accounting policies under GAAP are as follows:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Financial Security Assurance of Maryland Inc. (which was named Capital Guaranty Insurance Corporation until the Merger), Financial Security Assurance International Inc., Financial Security Assurance of Oklahoma, Inc. and Financial Security Assurance (U.K.) Limited (collectively, the Subsidiaries). All intercompany accounts and transactions have been eliminated. Certain prior-year balances have been reclassified to conform with the 1996 presentation. The Merger, and the related Contribution to the Company, were accounted for on a purchase accounting basis. In view of the short period between the date of the Merger, December 20, 1995, and the year-end, the date of the Contribution for accounting purposes is considered to be December 31, 1995. As a result, the accounting for the Contribution has no effect on the Company's consolidated statement of income for the year ended December 31, 1995, except for the recording of $15,400,000 in losses and loss adjustment expenses to increase the Company's general reserve to provide for the insured portfolio assumed by the Company as a result of the Contribution (see Note 16).

  INVESTMENTS

     Investments in debt securities designated as available for sale are carried at market value. Any resulting unrealized gain or loss is reflected as a separate component of shareholder's equity, net of applicable deferred income taxes. All of the Company's long-term investments are classified as available for sale.

     Bond discounts and premiums are amortized on the effective yield method over the remaining terms of the securities acquired. For mortgage-backed securities, and any other holdings for which prepayment risk may be significant, assumptions regarding prepayments are evaluated periodically and revised as necessary. Any adjustments required due to the resultant change in effective yields are recognized in current income. Short-term investments, which are those investments with a maturity of more than three months but less than one year at time of purchase, are carried at market value, which approximates cost. Realized gains or losses on sale of investments are determined on the basis of specific identification. Investment income is recorded as earned.

     To manage adverse movements in interest rates, the Company uses exchange traded futures and options. These contracts are designated as hedges of specific identified securities and any gains or losses on these hedges are deferred and included as part of the Company's unrealized gains or losses in stockholder's equity until the disposition of the hedged assets. The Company will discontinue to account for these contracts as hedges if there ceases to be a high correlation between the change in price of the hedged assets and the hedge.

     Cash equivalents represent amounts deposited in money market funds and investments with a maturity at time of purchase of three months or less.

  PREMIUM REVENUE RECOGNITION

     Gross and ceded premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. Deferred premium revenue and prepaid reinsurance premiums represent that portion of premium which is applicable to coverage of risk to be provided in the future on policies in force. When an insured issue is retired or defeased prior to the end of the expected period of coverage, the remaining deferred

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) premium revenue and prepaid reinsurance premium, less any amount credited to a refunding issue insured by the Company, are recognized.

  LOSSES AND LOSS ADJUSTMENT EXPENSES

     A case basis reserve for unpaid losses and loss adjustment expenses is recorded at the present value of the estimated loss when, in management's opinion, the likelihood of a future loss is probable and determinable at the balance sheet date. The estimated loss on a transaction is discounted using current risk-free rates.

     The general reserve is calculated by applying a loss factor to the total net par amount outstanding of the Company's insured obligations outstanding over the term of such insured obligations and discounting the result at risk-free rates. The loss factor used for this purpose has been determined based upon an independent rating agency study of bond defaults and the Company's portfolio characteristics and history. The general reserve is available to be applied against future additions or accretions to existing case basis reserves or to new case basis reserves to be established in the future.

     Management of the Company periodically evaluates its estimates for losses and loss adjustment expenses and establishes reserves that management believes are adequate to cover the ultimate net cost of claims; the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not differ from such estimates. The Company will, on an ongoing basis, monitor these reserves and may periodically adjust such reserves based on the Company's actual loss experience, its future mix of business, and future economic conditions.

  DEFERRED ACQUISITION COSTS

     Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business, including commissions paid on reinsurance assumed, compensation and related costs of underwriting and marketing personnel, certain rating agency fees, premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Deferred acquisition costs and the cost of acquired business are amortized over the period in which the related premiums are earned. Recoverability of deferred acquisition costs is determined by considering anticipated losses and loss adjustment expenses.

  FEDERAL INCOME TAXES

     The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods reflected at current income tax rates.

 3. INVESTMENTS

     Bonds at amortized cost of $17,669,000 and $11,969,000 at December 31, 1996 and 1995, respectively, were on deposit with state regulatory authorities as required by insurance regulations.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 3. INVESTMENTS (CONTINUED)
     Consolidated net investment income consisted of the following (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                 1996       1995       1994
                                                -------    -------    -------
Long-term bonds...............................  $61,130    $43,114    $46,517
Equity securities.............................       14
Short-term investments and cash equivalents...    3,525      5,705        778
Investment expenses...........................   (1,941)    (1,736)    (2,013)
                                                -------    -------    -------
Net investment income.........................  $62,728    $47,083    $45,282
                                                =======    =======    =======

     The credit quality of the investment portfolio at December 31, 1996 was as follows:

                                           PERCENT OF
               RATING                 INVESTMENT PORTFOLIO
               ------                 --------------------
AAA.................................          69.9%
AA..................................          20.0
A...................................          10.1

     The amortized cost and estimated market value of long-term bonds were as follows (in thousands):

                                                               GROSS         GROSS       ESTIMATED
                                               AMORTIZED     UNREALIZED    UNREALIZED      MARKET
              DECEMBER 31, 1996                   COST         GAINS         LOSSES        VALUE
              -----------------                ----------    ----------    ----------    ----------
U.S. Treasury securities and obligations of
  U.S. government corporations and
  agencies...................................  $   55,319     $ 1,103       $  (557)     $   55,865
Obligations of states and political
  subdivisions...............................     661,657      15,164        (2,887)        673,934
Foreign securities...........................      15,019         196           (70)         15,145
Mortgage-backed securities...................     177,818       1,432          (906)        178,344
Corporate securities.........................      76,632         335          (319)         76,648
Asset-backed securities......................      68,233         680          (172)         68,741
                                               ----------     -------       -------      ----------
          Total..............................  $1,054,678     $18,910       $(4,911)     $1,068,677
                                               ==========     =======       =======      ==========

                                                               GROSS         GROSS       ESTIMATED
                                               AMORTIZED     UNREALIZED    UNREALIZED      MARKET
              DECEMBER 31, 1995                   COST         GAINS         LOSSES        VALUE
              -----------------                ----------    ----------    ----------    ----------
U.S. Treasury securities and obligations of
  U.S. government corporations and
  agencies...................................  $   44,873     $ 2,231       $    --      $   47,104
Obligations of states and political
  subdivisions...............................     635,872      20,112          (330)        655,654
Foreign securities...........................      28,691       1,909           (17)         30,583
Mortgage-backed securities...................     262,936       5,949           (51)        268,834
Corporate securities.........................       1,254          51                         1,305
Asset-backed securities......................      32,458         444                        32,902
                                               ----------     -------       -------      ----------
          Total..............................  $1,006,084     $30,696       $  (398)     $1,036,382
                                               ==========     =======       =======      ==========

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 3. INVESTMENTS (CONTINUED)
     The change in net unrealized gains (losses) consisted of (in thousands):

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995        1994
                                                              --------    -------    --------
Long-term bonds.............................................  $(16,299)   $63,166    $(86,564)
Short-term investments......................................                               16
                                                              --------    -------    --------
  Change in net unrealized gains (losses)...................  $(16,299)   $63,166    $(86,548)
                                                              ========    =======    ========

     The amortized cost and estimated market value of long-term bonds at December 31, 1996 and 1995, by contractual maturity, are shown below (in thousands). Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                               DECEMBER 31, 1996           DECEMBER 31, 1995
                                            ------------------------    ------------------------
                                                          ESTIMATED                   ESTIMATED
                                            AMORTIZED       MARKET      AMORTIZED       MARKET
                                               COST         VALUE          COST         VALUE
                                            ----------    ----------    ----------    ----------
Due in one year or less...................  $   38,003    $   38,325    $    2,776    $    2,778
Due after one year through five years.....      57,406        57,623        25,735        26,075
Due after five years through ten years....     105,494       105,849       157,161       162,573
Due after ten years.......................     607,724       619,795       525,018       543,220
Mortgage-backed securities (stated
  maturities of 16 to 30 years)...........     177,818       178,344       262,936       268,834
Asset-backed securities (stated maturities
  of 2 to 5 years)........................      68,233        68,741        32,458        32,902
                                            ----------    ----------    ----------    ----------
  Total...................................  $1,054,678    $1,068,677    $1,006,084    $1,036,382
                                            ==========    ==========    ==========    ==========

     Proceeds from sales of long-term bonds during 1996, 1995 and 1994 were $1,096,568,000, $587,516,000 and $808,143,000, respectively. Gross gains of
$13,420,000, $12,346,000 and $13,919,000 and gross losses of $11,569,000,
$7,314,000 and $17,748,000 were realized on sales in 1996, 1995 and 1994, respectively.

     To hedge against changes in yields on certain one-year corporate securities, the Company has entered into a series of Eurodollar futures contracts, which are marked-to-market on a daily basis. These contracts are accounted for as a hedge. As of year-end, the net unrealized loss on the contracts, included in the Company's unrealized gains in stockholder's equity section, is not material. The aggregate notional amount of these contracts is $83,728,000 as of December 31, 1996.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 4. DEFERRED ACQUISITION COSTS

     Acquisition costs deferred for amortization against future income and the related amortization charged to expenses are as follows (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
Balance, beginning of period...............................  $132,951    $ 91,839    $ 81,992
                                                             --------    --------    --------
Costs deferred during the period:
  Ceding commission income.................................   (15,956)     (9,836)     (8,476)
  Assumed commission expense...............................        38          55          84
  Premium taxes............................................     3,718       2,537       2,589
  Compensation and other acquisition costs.................    49,311      34,437      30,707
                                                             --------    --------    --------
          Total............................................    37,111      27,193      24,904
                                                             --------    --------    --------
Costs amortized during the period..........................   (23,829)    (16,888)    (15,057)
                                                             --------    --------    --------
Balance of contributed subsidiary..........................                30,807
                                                                         --------
Balance, end of period.....................................  $146,233    $132,951    $ 91,839
                                                             ========    ========    ========

 5. OTHER OPERATING EXPENSES

     Total salary expense and related benefits included in other operating expenses were $10,135,000, $10,976,000 and $9,187,000 for the years ended
December 31, 1996, 1995 and 1994, respectively.

 6. STATUTORY ACCOUNTING PRACTICES

     GAAP for the Company differs in certain significant respects from accounting practices prescribed or permitted by insurance regulatory authorities. The principal differences result from the following statutory accounting practices:

     - Upfront premiums on municipal business are recognized as earned when related risk has expired rather than over the expected coverage period;

     - Acquisition costs are charged to operations as incurred rather than as related premiums are earned;

     - A contingency reserve is computed based on the following statutory requirements (rather than establishing a general loss reserve):

          a. For all policies written prior to July 1, 1989, an amount equal to 50% of cumulative earned premiums less permitted reductions, plus;

          b. For all policies written on or after July 1, 1989, an amount equal to the greater of 50% of premiums written for each category of insured obligation or a designated percent of principal guaranteed for that category. These amounts are provided each quarter as either 1/60 or 1/80 of the total required for each category, less permitted reductions;

     - Certain assets designated as "non-admitted assets" are charged directly to statutory surplus but are reflected as assets under GAAP;

     - Federal income taxes are provided only on taxable income for which income taxes are currently payable;

     - Accruals for deferred compensation are not recognized;

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 6. STATUTORY ACCOUNTING PRACTICES (CONTINUED)
     - Purchase accounting adjustments are not recognized;

     - Bonds are carried at amortized cost.

     A reconciliation of the Company's net income for the calendar years 1996, 1995 and 1994 and shareholder's equity at December 31, 1996, 1995 and 1994, prepared on a GAAP basis, to the amounts reported on a statutory basis, is as follows (in thousands):

                                                       1996        1995        1994
                                                     --------    --------    --------
Net Income (Loss):
GAAP BASIS.........................................  $ 80,855    $ 54,988    $ 60,264
Premium revenue recognition........................    (5,518)     (4,805)     (5,425)
Losses and loss adjustment expenses incurred.......    (2,138)     10,871     (13,908)
Deferred acquisition costs.........................   (12,482)    (10,305)     (9,847)
Deferred income tax provision (benefit)............       911      (3,055)      4,682
Amortization of bonds..............................       566       1,195         520
Accrual of deferred compensation...................    12,737       5,663      (9,062)
Other..............................................     1,404      (1,580)       (274)
                                                     --------    --------    --------
STATUTORY BASIS....................................  $ 76,335    $ 52,972    $ 26,950
                                                     ========    ========    ========

                                                               DECEMBER 31,
                                                     --------------------------------
                                                       1996        1995        1994
                                                     --------    --------    --------
Shareholder's Equity:
GAAP BASIS.........................................  $815,332    $789,986    $528,976
Premium revenue recognition........................   (51,760)    (46,248)    (29,891)
Loss and loss adjustment expense reserves..........    29,660      31,798      20,927
Deferred acquisition costs.........................  (146,233)   (132,951)    (91,839)
Contingency reserve................................  (227,139)   (183,967)   (121,414)
Unrealized loss (gain) on investments, net of
  tax..............................................   (14,084)    (30,298)     32,868
Deferred income taxes..............................    41,682      43,205      10,222
Accrual of deferred compensation...................    18,390       5,653
Other..............................................   (17,043)    (16,492)     (5,475)
                                                     --------    --------    --------
STATUTORY BASIS (SURPLUS)..........................  $448,805    $460,686    $344,374
                                                     ========    ========    ========
SURPLUS PLUS CONTINGENCY RESERVE...................  $675,944    $644,653    $465,788
                                                     ========    ========    ========

 7. FEDERAL INCOME TAXES

     For periods prior to May 13, 1994, the date of initial public offering when the Parent became less than 80% owned by U S WEST, the Parent, the Company and its Subsidiaries joined with U S WEST and its subsidiaries in filing a consolidated federal income tax return. For the Company, under a written tax sharing agreement with U S WEST, the allocation of income taxes was based upon separate return calculations which provided that benefits or liabilities created by the Company are allocated to the Company regardless of whether the benefits were usable or additional liabilities were incurred in the U S WEST tax returns. For periods subsequent to May 12, 1994, the Parent and all members of its group elected to file consolidated federal tax returns. The calculation of each member's tax benefit or liability by the Company was controlled by a tax sharing agreement that based the allocation of such benefit or liability upon a separate return calculation.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 7. FEDERAL INCOME TAXES (CONTINUED)
     The cumulative balance sheet effects of deferred tax consequences are (in thousands):

                                                             DECEMBER 31,
                                                         --------------------
                                                           1996        1995
                                                         --------    --------
Deferred acquisition costs.............................  $ 51,182    $ 46,533
Deferred premium revenue adjustments...................     3,520       2,905
Contingency reserve....................................    29,492      11,542
Unrealized capital gains...............................     7,915      14,950
Market discounts.......................................     1,955         900
                                                         --------    --------
          Total deferred tax liabilities...............    94,064      76,830
                                                         --------    --------
Loss and loss adjustment expense reserves..............   (10,381)    (11,129)
Deferred compensation..................................    (9,791)     (5,529)
Tax credits............................................    (7,842)     (3,795)
Tax and loss bonds.....................................   (22,526)    (11,116)
Other, net.............................................    (1,842)     (2,056)
                                                         --------    --------
          Total deferred tax assets....................   (52,382)    (33,625)
                                                         --------    --------
          Total deferred income taxes..................  $ 41,682    $ 43,205
                                                         ========    ========

     No valuation allowance was necessary at December 31, 1996 or 1995.

     A reconciliation of the effective tax rate with the federal statutory rate follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1996     1995      1994
                                                        -----    -----    ------
Tax at statutory rate................................   35.0%    35.0%     35.0%
Tax-exempt interest..................................   (8.9)    (8.3)    (12.0)
Other................................................    0.4      0.3
                                                        ----     ----     -----
Provision for income taxes...........................   26.5%    27.0%     23.0%
                                                        ====     ====     =====

 8. DIVIDENDS AND CAPITAL REQUIREMENTS

     Under New York Insurance Law, the Company may pay a dividend without the prior approval of the Superintendent of the New York State Insurance Department only from earned surplus subject to the maintenance of a minimum capital requirement, and the dividend, which together with all dividends declared or distributed by it during the preceding twelve months, may not exceed the lesser of 10% of its policyholders' surplus shown on its last filed statement, or adjusted net investment income, as defined, for such twelve-month period. As of December 31, 1996, the Company had $45,184,000 available for the payment of dividends over the next twelve months. As a customary condition for approving the application of Fund American for a change in control of the Company, the prior approval of the Superintendent of the New York State Insurance Department was required for any payment of dividends by the Company to the Parent for a period of two years following such changed control. Such approval was provided for the payment of dividends by the Company to the Parent in 1996, 1995 and 1994 in the ordinary course of business. Such prior approval requirement lapsed in September 1996. In addition, the New York Superintendent has approved the repurchase by the Company of up to $75,000,000 of its shares from the Parent through December 31, 1998, pursuant to which the Company has repurchased $27,000,000 of its shares through December 31, 1996. Future share repurchases may not exceed cumulative statutory net income beginning January 1, 1996.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

 9. CREDIT ARRANGEMENTS AND ADDITIONAL CLAIMS-PAYING RESOURCES

     The Company has a credit arrangement aggregating $150,000,000 at December 31, 1996, which is provided by commercial banks and intended for general application to transactions insured by the Company and the Subsidiaries. At December 31, 1996, there have been no borrowings under this arrangement. In addition, there are credit arrangements assigned to specific insured transactions. In August 1994, the Company entered into a facility agreement with Canadian Global Funding Corporation and Hambros Bank Limited. Under the agreement, the Company can arrange financing for transactions subject to certain conditions. The amount of this facility was $186,911,000, of which $100,911,000 was unutilized at December 31, 1996.

     The Company has a standby line of credit commitment in the amount of $125,000,000 with an international Aaa/AAA-rated bank to provide loans to the Company after it has incurred, during the term of the facility, cumulative municipal losses (net of any recoveries) in excess of the greater of $200,000,000 or 5.75% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a term beginning on April 30, 1996 and expiring on January 31, 2003 and contains an annual renewal provision subject to approval by the bank.

10. EMPLOYEE BENEFIT PLANS

     The Company maintains both a qualified and a non-qualified non-contributory defined contribution pension plan for the benefit of all eligible employees. The Company's contributions are based upon a fixed percentage of employee compensation. Pension expense, which is funded as accrued, amounted to $1,977,000, $1,784,000 and $1,888,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

     The Company has an employee retirement savings plan for the benefit of all eligible employees. The plan permits employees to contribute a percentage of their salaries up to limits prescribed by the Internal Revenue Service (IRS Code, Section 401(k)). The Company's contributions are discretionary, and none have been made.

     During 1991, the Company established the Profit Participation Plan as a long-term incentive compensation plan for the benefit of certain of its employees. Prior to the initial public offering, the Parent adopted a Supplemental Restricted Stock Plan. Pursuant to this plan, awards of outstanding units to existing employees under the Profit Participation Plan were valued at $0.20 per dollar of award ($0.70 per dollar of award in the case of 1994 regular units granted thereunder) and, at the election of each outstanding employee, were exchanged for restricted shares of the Parent's common stock valued at the initial public offering price of $20.00 per share. All employees of the Company, including all senior executives, exchanged their outstanding interests in the Profit Participation Plan for restricted shares of the Parent's common stock at the public offering price under the Supplemental Restricted Stock Plan. In settlement of an accrued balance of $7,126,000 in such Profit Participation Plan, the Company purchased 356,345 shares of restricted stock from the Parent and awarded the shares to employees. The stock was restricted because ownership of the shares by employees required continued employment; the shares vested ratably over a three-year period on July 1, 1994, 1995 and 1996.

     Pursuant to the 1993 Equity Participation Plan, 1,810,780 shares of the Parent's common stock, subject to anti-dilutive adjustment, were reserved for awards of options, restricted shares of common stock, and performance shares to employees for the purpose of providing, through the grant of long-term incentives, a means to attract and retain key personnel and to provide to participating officers and other key employees long-term incentives for sustained high levels of performance. Shares available under the 1993 Equity

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
Participation Plan were increased from 1,810,780 to 2,110,780 in May 1995. The 1993 Equity Participation Plan also contains provisions that permit the Human Resources Committee to pay all or a portion of an employee's bonuses in the form of shares of the Parent's common stock credited to the employees at a 15% discount from current market value and paid to employees five years from the date of award. Up to an aggregate of 10,000,000 shares may be allocated to such equity bonuses. Common stock to pay equity bonus awards will be acquired by the Parent through open-market purchases by a trust established for such purpose.

     During 1994, under the Parent's 1993 Equity Participation Plan, the Parent granted to officers and employees, in respect of future performance, non-qualified options to purchase an aggregate of 1,099,000 shares of the Parent's common stock, of which 39,000 were forfeited and 1,060,000 were still outstanding at December 31, 1994, substantially all of which have an exercise price of $20.00 per share. (As described below, 1,025,500 of these options will be converted to performance shares.) The foregoing options vest, subject to continuation of employment and other terms of the option grants, at the rate of 20% per year, for five one-year periods, with the first period ending on July 1, 1994. Such options expire ten years after the effective dates of their grant. In the fourth quarter of 1994, holders of outstanding stock options under the 1993 Equity Participation Plan were offered the right to exchange such stock options for an equal number of performance shares under such Plan. Also, as a result of the Merger, the Parent granted 169,956 of stock options with strike prices ranging from $18.63 to $23.53 per share to employees of CGC in exchange for outstanding stock options of CGC. Giving effect to such exchange, at December 31, 1996, there were outstanding 1,374,340 performance shares and 201,956 options to purchase shares of common stock.

     Performance shares granted under the 1993 Equity Participation Plan were as follows:

                       OUTSTANDING
                           AT          GRANTED     FORFEITED    OUTSTANDING      MARKET
                        BEGINNING      DURING       DURING        AT END        PRICE AT
                         OF YEAR      THE YEAR     THE YEAR       OF YEAR      GRANT DATE
                       -----------    ---------    ---------    -----------    ----------
1994.................                 1,025,500                  1,025,500      $21.875
1995.................   1,025,500        83,650                  1,109,150       19.250
1996.................   1,109,150       282,490     17,300       1,374,340       25.250

     The Company applies APB Opinion 25 and related Interpretations in accounting for the Parent's performance shares. The Company estimates the final cost of these performance shares and accrues for this expense over the performance period. The accrued expense for the performance shares was $12,737,000 and $5,663,000 for the years ended December 31, 1996 and 1995, respectively. In tandem with this accrued expense, the Parent estimates those performance shares that it expects to settle in stock and records this amount in stockholders' equity as deferred compensation. The remainder of the accrual, which represents the amount of performance shares that the Parent estimates it will settle in cash, is recorded in accrued expenses and other liabilities. In 1996, the Company adopted disclosure provisions of FASB Statement 123. Had the compensation cost for the Parent's performance shares been determined based upon fair value at the grant dates for the awards consistent with the method of FASB Statement 123, the effect on the Company's net income and earnings per share would have been immaterial.

     In November 1994, the Parent appointed an independent trustee authorized to purchase shares of the Parent's common stock in open market transactions, at times and prices determined by the trustee. These purchases are intended to fund future obligations relating to equity bonuses, performance shares and stock options under the 1993 Equity Participation Plan. During 1996, 1995 and 1994, the total number of shares purchased by this trust was 529,131, 591,714 and 182,562, respectively, at a cost of $14,111,000, $14,444,000 and $3,730,000, respectively. The Parent also repurchased stock from its employees in satisfaction of withholding taxes on shares distributed under its restricted stock plan.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
     The Company does not currently provide post-retirement benefits, other than pensions to its employees, nor does it provide post-employment benefits to former employees.

11. COMMITMENTS AND CONTINGENCIES

     The Company leases office space and equipment under non-cancelable operating leases, which expire at various dates through 2005.

     Future minimum rental payments are as follows (in thousands):

              YEAR ENDED DECEMBER 31,
              -----------------------
1997...............................................  $ 2,257
1998...............................................    2,267
1999...............................................    2,229
2000...............................................    2,169
2001...............................................    2,014
Thereafter.........................................    6,810
                                                     -------
          Total....................................  $17,746
                                                     =======

     Rent expense for the years ended December 31, 1996, 1995 and 1994 was $3,383,000, $3,493,000 and $3,430,000, respectively.

     During the ordinary course of business, the Company and its Subsidiaries have become parties to certain litigation. Management believes that these matters will be resolved with no material financial impact on the Company.

12. REINSURANCE

     The Company reinsures portions of its risks with affiliated (see Note 14) and unaffiliated reinsurers under quota share treaties and on a facultative basis. The Company's principal ceded reinsurance program consisted in 1996 of three quota share treaties and three automatic facultative facilities. One treaty covers all of the Company's approved regular lines of business, except municipal obligation insurance. Under this treaty in 1996, the Company ceded 11.35% of each covered policy, up to a maximum of $22,700,000 insured principal per policy. At its sole option, the Company could have increased, and in certain instances did increase, the ceding percentage to 22.7% up to $45,400,000 of each covered policy. A second treaty covers the Company's municipal obligation insurance business. Under this treaty in 1996, the Company ceded 10% of each covered policy that is classified by the Company as providing municipal bond insurance as defined by Article 69 of the New York Insurance Law up to a limit of $26,667,000 per single risk, which is defined by revenue source. At its sole option, the Company could have increased, and in certain instances did increase, the ceding percentage to 30% up to $80,000,000 per single risk. Under the third treaty in 1996, the Company ceded 5% of its retention (i.e., after cessions of policies under the municipal obligation insurance treaty) covering substantially all teaching hospital and higher education risks, up to limits that range from $7,500,000 to $30,000,000 per single risk (depending on the type of obligation). At its sole option, the Company could have increased, and in certain instances did increase, the ceding percentage from 5% to 15% of its retention, subject to the same limits. This third treaty was canceled on a run-off basis as of December 31, 1996. Under the three automatic facultative facilities in 1996, the Company at its option could allocate up to $20,000,000 or $25,000,000 for each reinsurer (depending on the reinsurer) for each transaction, subject to limits and exclusions, in exchange for which the Company agreed to cede in the aggregate a specified percentage of gross par insured by the

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

12. REINSURANCE (CONTINUED)
Company. Each of the three treaties and automatic facultative facilities allows the Company to withhold a ceding commission to defray its expenses.

     In the event (which management considers to be highly unlikely) that any or all of the reinsuring companies were unable to meet their obligations to the Company, the Company would be liable for such defaulted amounts. The Company has also assumed reinsurance of municipal obligations from unaffiliated insurers.

     Amounts reinsured were as follows (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
Written premiums ceded......................................  $55,965    $33,166    $28,692
Written premiums assumed....................................    1,873      1,684      1,973
Earned premiums ceded.......................................   38,723     38,013     35,051
Earned premiums assumed.....................................    6,020      2,759      7,059
Loss and loss adjustment expense payments ceded.............   29,408      3,060      1,483
Loss and loss adjustment expense payments assumed...........        3          3          3
Incurred losses and loss adjustment expenses ceded..........   (2,249)     9,101     56,895
Incurred losses and loss adjustment expenses assumed........       38         81        137

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
Principal outstanding ceded.................................  $20,292,615    $14,355,664
Principal outstanding assumed...............................    1,995,752      2,347,122
Deferred premium revenue ceded..............................      151,224        133,548
Deferred premium revenue assumed............................       18,929          5,027
Loss and loss adjustment expense reserves ceded.............       29,875         61,532
Loss and loss adjustment expense reserves assumed...........          705            670

13. OUTSTANDING EXPOSURE AND COLLATERAL

     The Company's policies insure the scheduled payments of principal and interest on asset-backed and municipal obligations. The principal amount insured (in millions) as of December 31, 1996 and 1995 (net of amounts ceded to other insurers of $9,601 and $6,093 of asset-backed and $10,691 and $8,263 of municipal, respectively) and the terms to maturity are as follows:

                                                   DECEMBER 31, 1996            DECEMBER 31, 1995
                                               -------------------------    -------------------------
              TERMS TO MATURITY                ASSET-BACKED    MUNICIPAL    ASSET-BACKED    MUNICIPAL
              -----------------                ------------    ---------    ------------    ---------
0 to 5 Years.................................    $ 7,424        $ 1,571       $ 5,931        $ 3,293
5 to 10 Years................................      3,920          3,841         3,679          4,713
10 to 15 Years...............................      1,461          6,272         1,183          4,299
15 to 20 Years...............................        714         11,433           423          6,986
20 Years and Above...........................      9,681         12,877         5,847          9,625
                                                 -------        -------       -------        -------
          Total..............................    $23,200        $35,994       $17,063        $28,916
                                                 =======        =======       =======        =======

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

13. OUTSTANDING EXPOSURE AND COLLATERAL (CONTINUED)
     The principal amount ceded as of December 31, 1996 and 1995 and the terms to maturity are as follows (in millions):

                                                   DECEMBER 31, 1996            DECEMBER 31, 1995
                                               -------------------------    -------------------------
              TERMS TO MATURITY                ASSET-BACKED    MUNICIPAL    ASSET-BACKED    MUNICIPAL
              -----------------                ------------    ---------    ------------    ---------
0 to 5 Years.................................    $ 3,695        $   769       $ 2,297        $ 1,103
5 to 10 Years................................      2,413          1,192         1,503          1,775
10 to 15 Years...............................        452          1,479           403          1,020
15 to 20 Years...............................        302          2,345           126          1,514
20 Years and Above...........................      2,739          4,906         1,764          2,851
                                                 -------        -------       -------        -------
          Total..............................    $ 9,601        $10,691       $ 6,093        $ 8,263
                                                 =======        =======       =======        =======

     The Company limits its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, by diversifying its portfolio and by maintaining rigorous collateral requirements on asset-backed obligations. The gross principal amounts of insured obligations in the asset-backed insured portfolio are backed by the following types of collateral (in millions):

                                                        NET OF AMOUNTS CEDED         CEDED
                                                            DECEMBER 31,          DECEMBER 31,
                                                        --------------------    ----------------
                 TYPES OF COLLATERAL                      1996        1995       1996      1995
                 -------------------                    --------    --------    ------    ------
Residential mortgages.................................  $10,987     $ 6,740     $3,077    $1,909
Consumer receivables..................................    7,548       5,105      3,735     1,320
Government securities.................................    1,477       1,651        449       263
Pooled corporate obligations..........................    1,663       1,819        852       732
Commercial mortgage portfolio:
  Commercial real estate..............................      113         148        463       640
  Corporate secured...................................       66          98        619       801
Investor-owned utility obligations....................      791         821        266       292
Other asset-backed obligations........................      555         681        140       136
                                                        -------     -------     ------    ------
          Total asset-backed obligations..............  $23,200     $17,063     $9,601    $6,093
                                                        =======     =======     ======    ======

     The asset-backed insured portfolio, which aggregated $32.8 billion principal before reinsurance at December 31, 1996, was collateralized by assets with an estimated fair value of $38.3 billion. At December 31, 1995, it aggregated $23.2 billion principal before reinsurance and was collateralized by assets with an estimated fair value of $28.0 billion. Such estimates of the collateral's fair value, which is reduced as exposure expires, are based upon information at the inception of the insurance policy. At December 31, 1996, the estimated fair value of collateral and reserves over the principal insured averaged from 100% for commercial real estate to 168% for corporate secured obligations. At December 31, 1995, the estimated fair value of collateral and reserves over the principal insured averaged from 100% for commercial real estate to 164% for corporate secured obligations. Collateral for specific transactions is generally not available to pay claims related to other transactions. The amounts of losses ceded to reinsurers are determined net of collateral.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

13. OUTSTANDING EXPOSURE AND COLLATERAL (CONTINUED)
     The gross principal amount of insured obligations in the municipal insured portfolio includes the following types of issues (in millions):

                                                       NET OF AMOUNTS CEDED          CEDED
                                                           DECEMBER 31,          DECEMBER 31,
                                                       --------------------    -----------------
                   TYPES OF ISSUES                       1996        1995       1996       1995
                   ---------------                     --------    --------    -------    ------
General obligation bonds.............................  $12,523     $ 8,738     $ 2,423    $1,764
Housing revenue bonds................................    1,794       1,674       1,033       685
Municipal utility revenue bonds......................    4,671       3,873       1,472     1,107
Health care revenue bonds............................    2,854       2,587       2,049     1,718
Tax-supported bonds (non-general obligation).........    8,805       7,090       2,152     1,741
Transportation revenue bonds.........................    1,479       1,365         436       293
Other municipal bonds................................    3,868       3,589       1,126       955
                                                       -------     -------     -------    ------
          Total municipal obligations................  $35,994     $28,916     $10,691    $8,263
                                                       =======     =======     =======    ======

     In its asset-backed business, the Company considers geographic concentration as a factor in underwriting insurance covering securitizations of pools of such assets as residential mortgages or consumer receivables. However, after the initial issuance of an insurance policy relating to such securitization, the geographic concentration of the underlying assets may not remain fixed over the life of the policy. In addition, in writing insurance for other types of asset-backed obligations, such as securities primarily backed by government or corporate debt, geographic concentration is not deemed by the Company to be significant given other more relevant measures of diversification such as issuer or industry.

     The Company seeks to maintain a diversified portfolio of insured municipal obligations designed to spread its risk across a number of geographic areas. The following table sets forth, by state, those states in which municipalities located therein issued an aggregate of 2% or more of the Company's net par amount outstanding of insured municipal securities as of December 31, 1996:

                                                  NET PAR       PERCENT OF TOTAL      CEDED PAR
                                    NUMBER        AMOUNT       MUNICIPAL NET PAR       AMOUNT
              STATE                OF ISSUES    OUTSTANDING    AMOUNT OUTSTANDING    OUTSTANDING
              -----                ---------    -----------    ------------------    -----------
                                                    (IN                                  (IN
                                                 MILLIONS)                            MILLIONS)
California.......................      337        $ 5,669             15.8%            $ 1,091
Florida..........................       96          2,189              6.1                 772
New York.........................      218          3,508              9.7               1,733
Pennsylvania.....................      157          2,106              5.9                 551
New Jersey.......................      175          1,733              4.8                 461
Louisiana........................       81            908              2.5                 379
Michigan.........................      118          1,145              3.2                 361
Minnesota........................      113          1,080              3.0                 102
Massachusetts....................       84          1,093              3.0                 393
Illinois.........................      193          1,320              3.7                 210
Texas............................      248          1,804              5.0                 412
Wisconsin........................      114            762              2.1                 186
All Other States.................      923         11,698             32.5               3,413
Non-U.S. ........................       26            979              2.7                 627
                                     -----        -------            -----             -------
          Total..................    2,883        $35,994            100.0%            $10,691
                                     =====        =======            =====             =======

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

14. RELATED PARTY TRANSACTIONS

     Allocable expenses are shared by the Company and its Parent on a basis determined principally by estimates of respective usage as stated in an expense sharing agreement. The agreement is subject to the provisions of the New York Insurance Law. Amounts included in other assets at December 31, 1996 and 1995 are $4,205,000 and $3,322,000, respectively, for unsettled expense allocations due from the Parent.

     The Company ceded premiums of $19,890,000, $13,061,000 and $6,609,000 to
Tokio Marine for the years ended December 31, 1996, 1995 and 1994, respectively. The amounts included in prepaid reinsurance premiums at December 31, 1996 and 1995 for reinsurance ceded to Tokio Marine were $44,634,000 and $33,382,000, respectively. Reinsurance recoverable on unpaid losses ceded to Tokio Marine was $477,000 and $323,000 at December 31, 1996 and 1995, respectively.

     The Company ceded premiums of $15,409,000, $7,522,000 and $9,390,000 on a quota share basis to affiliates of U S WEST for the years ended December 31, 1996, 1995 and 1994, respectively, of which $372,000, $629,000 and $1,838,000, respectively, were ceded to Commercial Reinsurance Company (Commercial Re). The amounts included in prepaid reinsurance premiums for reinsurance ceded to these affiliates were $49,649,000 and $39,918,000 at December 31, 1996 and 1995,
respectively, of which $8,728,000 and $10,720,000, respectively, were ceded to Commercial Re. The amounts of reinsurance recoverable on unpaid losses ceded to these affiliates at December 31, 1996 and 1995 were $23,473,000 and $55,024,000, respectively, of which $19,170,000 and $42,918,000, respectively, were ceded to Commercial Re. The Commercial Re reinsurance agreement was subject to, and received, the non-disapproval of the State of New York Insurance Department due to its nature as an affiliate transaction. The Company has taken credit for the reinsurance ceded to Commercial Re.

15. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret the data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Long-term bonds -- The carrying amount of long-term bonds represents fair value. The fair value of long-term bonds is based upon quoted market price.

     Short-term investments -- The carrying amount is fair value, which approximates cost due to the short maturity of these instruments.

     Cash and cash equivalents, receivable for investments sold and payable for investments purchased -- The carrying amount approximates fair value because of the short maturity of these instruments.

     Deferred premium revenue, net of prepaid reinsurance premiums -- The carrying amount of deferred premium revenue, net of prepaid reinsurance premiums, represents the Company's future premium revenue, net of reinsurance, on policies where the premium was received at the inception of the insurance contract. The fair value of deferred premium revenue net of prepaid reinsurance premiums is an estimate of the premiums that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premium retained by the Company to compensate it for originating and servicing the insurance contract.

     Installment premiums -- Consistent with industry practice, there is no carrying amount for installment premiums since the Company will receive premiums on an installment basis over the term of the insurance

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

15. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) contract. Similar to deferred premium revenue, the fair value of installment premiums is the estimated present value of the future contractual premium revenues that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premium retained by the Company to compensate it for originating and servicing the insurance contract.

     Losses and loss adjustment expenses, net of reinsurance recoverable on unpaid losses -- The carrying amount is fair value, which is the present value of the expected cash flows for specifically identified claims and potential losses in the Company's insured portfolio.

                                               DECEMBER 31, 1996           DECEMBER 31, 1995
                                            ------------------------    ------------------------
                                             CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                              AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                            ----------    ----------    ----------    ----------
                                                               (IN THOUSANDS)
Assets:
  Long-term bonds.........................  $1,068,677    $1,068,677    $1,036,382    $1,036,382
  Short-term investments..................      39,570        39,570        14,568        14,568
  Cash and cash equivalents...............      23,646        23,646        35,832        35,832
  Receivable for securities sold..........                                   2,326         2,326
Liabilities:
  Deferred premium revenue, net of prepaid
     reinsurance premiums.................     359,972       251,980       330,349       263,618
  Losses and loss adjustment expenses, net
     of reinsurance recoverable on unpaid
     losses...............................      42,204        42,204        50,227        50,227
  Payable for investments purchased.......      14,142        14,142         9,516         9,516
Off-balance-sheet instruments:
  Installment premiums....................                   102,988                      82,212

16. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The Company's liability for losses and loss adjustment expenses consists of the case basis and general reserves. Activity in the liability for losses and loss adjustment expenses is summarized as follows (in thousands):

                                                  YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                1996        1995       1994
                                              --------    --------    -------
Balance at January 1........................  $111,759    $ 91,130    $36,094
Less reinsurance recoverable................    61,532      55,491         79
                                              --------    --------    -------
Net balance at January 1....................    50,227      35,639     36,015
Incurred losses and loss adjustment
  expenses:
  Current year..............................     5,300       3,000      3,024
  Prior years...............................     1,574       3,258
  Related to Merger.........................                15,400
Paid losses and loss adjustment expenses:
  Current year..............................                           (3,397)
  Prior years...............................   (14,897)     (7,070)        (3)
                                              --------    --------    -------
Net balance December 31.....................    42,204      50,227     35,639
Plus reinsurance recoverable................    29,875      61,532     55,491
                                              --------    --------    -------
          Balance at December 31............  $ 72,079    $111,759    $91,130
                                              ========    ========    =======

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

16. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES (CONTINUED)
     In 1994, the Company increased its general reserve by $3,024,000 for origination of new business and transferred $16,932,000 of the general reserve to its case basis reserves for projected losses on certain transactions, the majority of which are in its discontinued commercial mortgage portfolio.

     During 1995, the Company increased its general reserve by $6,258,000, of which $3,000,000 was for originations of new business and $3,258,000 was to reestablish the general reserve for transfers from general reserves to case basis reserves. During 1995, the Company transferred $10,788,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage and timeshare receivables transactions. Also in December 1995, FSA recognized a one-time increase of $15,400,000 to the general reserve to provide for the insured portfolio it had assumed in the Merger with CGC in a manner consistent with the Company's reserving methodology. Prior to the Merger, CGC did not maintain a general reserve. Giving effect to all the 1995 events, the general reserve totaled $31,798,000 at December 31, 1995.

     During 1996, the Company increased its general reserve by $6,874,000, of which $5,300,000 was for originations of new business and $1,574,000 was to reestablish the general reserve for transfers from general reserves to case basis reserves. During 1996, the Company transferred $9,012,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage and timeshare receivables transactions. Giving effect to these transfers, the general reserve totaled $29,660,000 at December 31, 1996.

     Reserves for losses and loss adjustment expenses are discounted at risk-free rates. The amount of discount taken was approximately $17,944,000, $15,276,000 and $14,588,000 at December 31, 1996, 1995 and 1994, respectively.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------    ------------
Bonds at market value (amortized cost of $1,208,318 and
  $1,054,678)...............................................   $1,240,194       $1,068,677
Equity investments at market value (cost of $19,553 and
  $1,000)...................................................       19,689            1,000
Short-term investments......................................      144,930           55,699
                                                               ----------       ----------
          Total investments.................................    1,404,813        1,125,376
Cash........................................................        7,587            7,517
Deferred acquisition costs..................................      161,038          146,233
Prepaid reinsurance premiums................................      172,859          151,224
Reinsurance recoverable on unpaid losses....................       30,126           29,875
Receivable for securities sold..............................       46,717
Other assets................................................       76,717           69,705
                                                               ----------       ----------
          TOTAL ASSETS......................................   $1,899,557       $1,529,930
                                                               ==========       ==========

                           LIABILITIES AND SHAREHOLDER'S EQUITY
Deferred premium revenue....................................   $  575,750       $  511,196
Losses and loss adjustment expenses.........................       73,112           72,079
Deferred federal income taxes...............................       54,890           41,682
Ceded reinsurance balances payable..........................       11,668           12,599
Payable for securities purchased............................      169,070           14,142
Long-term debt..............................................       50,000
Accrued expenses and other liabilities......................       70,606           62,900
                                                               ----------       ----------
          TOTAL LIABILITIES.................................    1,005,096          714,598
                                                               ----------       ----------
Common stock (624 and 660 shares authorized, issued and
  outstanding; par value of $24,032 and $22,727 per
  share)....................................................       15,000           15,000
Additional paid-in-capital..................................      646,620          654,470
Unrealized gain on investments (net of deferred income tax
  provision of $11,204 and $4,899)..........................       20,808            9,099
Accumulated earnings........................................      212,033          136,763
                                                               ----------       ----------
          TOTAL SHAREHOLDER'S EQUITY........................      894,461          815,332
                                                               ----------       ----------
          TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY........   $1,899,557       $1,529,930
                                                               ==========       ==========

           See notes to condensed consolidated financial statements.

                       FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
REVENUES:
  Net premiums written (net of premiums ceded of $50,986 and
     $43,021)...............................................  $123,590    $ 93,314
  Increase in deferred premium revenue......................   (44,051)    (29,193)
                                                              --------    --------
  Premiums earned (net of premiums ceded of $28,791 and
     $28,854)...............................................    79,539      64,121
  Net investment income.....................................    50,226      45,950
  Net realized gains........................................     6,329      (2,488)
  Other income..............................................    19,490         162
                                                              --------    --------
          TOTAL REVENUES....................................   146,584     107,745
                                                              --------    --------
EXPENSES:
     Losses and loss adjustment expenses (net of reinsurance
      recoveries of $2,881 and $1,947)......................     6,867       4,637
     Policy acquisition costs...............................    20,714      18,081
     Other operating expenses...............................    14,843      10,834
                                                              --------    --------
          TOTAL EXPENSES....................................    42,424      33,552
                                                              --------    --------
INCOME BEFORE INCOME TAXES..................................   104,160      74,193
Provision for income taxes..................................    28,890      18,870
                                                              --------    --------
          NET INCOME........................................  $ 75,270    $ 55,323
                                                              ========    ========

           See notes to condensed consolidated financial statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Premiums received, net....................................  $ 119,152    $  97,506
  Policy acquisition and other operating expenses paid,
     net....................................................    (36,373)     (29,996)
  Recoverable advances received (paid)......................     (6,242)       6,373
  Loss and LAE paid, net....................................     (7,131)      (9,700)
  Net investment income received............................     46,738       46,444
  Federal income taxes paid.................................    (20,683)     (25,292)
  Other, net................................................      2,601      (14,693)
                                                              ---------    ---------
          Net cash provided by operating activities.........     98,062       70,642
                                                              ---------    ---------
Cash flows from investing activities:
  Proceeds from sales of bonds..............................    787,914      843,083
  Purchase of bonds.........................................   (845,072)    (833,810)
  Sale of subsidiary........................................      9,486
  Purchases of property and equipment.......................     (2,469)      (1,502)
  Net increase in short-term securities.....................    (87,101)     (39,036)
                                                              ---------    ---------
          Net cash used for investing activities............   (137,242)     (31,265)
                                                              ---------    ---------
Cash flows from financing activities:
  Stock repurchase..........................................    (10,750)     (15,000)
  Surplus notes.............................................     50,000
  Dividends paid............................................                 (18,000)
                                                              ---------    ---------
          Net cash provided by (used for) financing
            activities......................................     39,250      (33,000)
                                                              ---------    ---------
Net increase in cash........................................         70        6,377
Cash at beginning of period.................................      7,517          555
                                                              ---------    ---------
Cash at end of period.......................................  $   7,587    $   6,932
                                                              =========    =========

           See notes to condensed consolidated financial statements.

               FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

1. ORGANIZATION AND OWNERSHIP

     Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2. BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at September 30, 1997 and for all periods presented, have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1996 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended September 30, 1997 and 1996 are not necessarily indicative of the operating results for the full year.

     Certain amounts in the 1996 financial statements have been reclassed to conform to the 1997 presentation.

3. SURPLUS NOTES

     On September 21, 1997, the Company borrowed $50 million from its Parent in the form of Surplus Notes. These notes carry a simple interest rate of 5.0% per annum. Principal of and interest on the Surplus Notes may be paid at any time at the option of the Company, subject to prior approval of the New York Insurance Department. The borrowed funds will be used for general corporate purposes.

                         INDEX OF PRINCIPAL DEFINITIONS

     Set forth below is a list of certain of the more significant capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                            TERM                              PAGE
                            ----                              ----
Administration Agreement....................................     36
Advances....................................................     42
Aggregate Scheduled Balance.................................     25
Aggregate Scheduled Balance Decline.........................     25
Bank........................................................      3
Business Day................................................      4
Calculation Day.............................................      8
Certificate Balance.........................................      6
Certificate Distributable Amount............................     25
Certificate Distribution Account............................     23
Certificate Final Distribution Date.........................      5
Certificate Interest Carryover Shortfall....................     25
Certificate Interest Distributable Amount...................     25
Certificate Percentage......................................     25
Certificate Policy..........................................    1,4
Certificate Pool Factor.....................................     16
Certificate Principal Carryover Shortfall...................     25
Certificate Principal Distributable Amount..................     25
Certificate Quarterly Interest Distributable Amount.........     25
Certificate Quarterly Principal Distributable Amount........     25
Certificates................................................    1,3
Class A-1 Final Distribution Date...........................      5
Class A-1 Notes.............................................    1,3
Class A-1 Rate..............................................      5
Class A-2 Final Distribution Date...........................      5
Class A-2 Notes.............................................    1,3
Class A-2 Rate..............................................      5
Class A-3 Final Distribution Date...........................      5
Class A-3 Notes.............................................    1,3
Class A-3 Rate..............................................      5
Class A-4 Final Distribution Date...........................      5
Class A-4 Notes.............................................    1,3
Class A-4 Rate..............................................      5
Closing Date................................................      3
Code........................................................     50
Collection Account..........................................     23
Commission..................................................      2
Contracts...................................................    1,4
Cut-Off Date................................................      4
Cut-Off Date Aggregate Scheduled Balance....................      7
Defaulted Contract..........................................     25
Determination Date..........................................     23
Distribution Date...........................................      4
DTC.........................................................      1
Due Date....................................................     27
Due Period..................................................     26
Eligible Investments........................................     23
ERISA.......................................................   9,56

                            TERM                              PAGE
                            ----                              ----
Events of Default...........................................     17
Excess Amounts...............................................  8,24
Final Distribution Dates....................................      5
Financed Vehicles...........................................      4
Financial Security..........................................    1,3
Guaranteed Distributions....................................     38
Holding Account.............................................     23
Indenture...................................................      3
Indenture Trustee...........................................      3
Insolvency Event............................................     31
Insurance Agreement.........................................      8
Insurer Default.............................................     18
Interest Period.............................................      5
Interest Rates..............................................      5
Liquidated Contract.........................................     26
Master Servicer.............................................      3
Monthly P&I.................................................     27
Moody's.....................................................    1,9
Net Collections.............................................     22
Nonrecoverable Advance......................................     42
Note Distributable Amount...................................     26
Note Distribution Account...................................     23
Note Final Distribution Date................................      5
Note Interest Carryover Shortfall...........................     26
Note Interest Distributable Amount..........................     26
Note Percentage.............................................     26
Note Policy.................................................    1,4
Note Pool Factor............................................     16
Note Principal Carryover Shortfall..........................     26
Note Principal Distributable Amount.........................     26
Note Quarterly Interest Distributable Amount................     26
Note Quarterly Principal Distributable Amount...............     27
Noteholders.................................................     20
Notes.......................................................    1,3
Obligors....................................................      4
Optional Purchase...........................................      9
Original Certificate Balance................................      6
Owner Trustee...............................................      3
Pass-Through Rate...........................................      6
Paying Agent................................................      6
Policies....................................................    1,4
Principal Distributable Amount..............................     27
Rating Agencies.............................................    1,9
Record Date.................................................      4
Repurchase Amount...........................................     43

                            TERM                              PAGE
                            ----                              ----
Rule of 78's..............  Contract that provides for the
                            payment by the Obligor of a
                            specified total amount of
                            payments, payable in equal
                            monthly installments, which
                            total represents the principal
                            amount financed plus add-on
                            interest in an amount of 78's,
                            the amount of a payment
                            allocable to interest on a
                            Contract is determined by
                            multiplying the total amount of
                            add-on interest payable over the
                            term of the Contract by a
                            fraction derived as described
                            below. The fraction used in the
                            calculation of add-on interest
                            earned each month under a Rule
                            of 78's Contract has as its
                            denominator a number equal to
                            the sum of a series of numbers
                            representing the number of each
                            monthly payment due under the
                            Contract. For example, with a
                            Contract providing for 12
                            payments, the denominator of
                            each month's fraction will be
                            78, the sum of a series of
                            numbers from 1 to 12. The
                            numerator of the fraction for a
                            given month is the number of
                            payments remaining before giving
                            effect to the payment to which
                            the fraction is being applied.
                            Accordingly, in the example of a
                            twelve payment Contract, the
                            fraction for the first payment
                            is 12/78, for the second payment
                            11/78, for the third payment
                            10/78, and so on through the
                            final payment, for which the
                            fraction is 1/78. The applicable
                            fraction is then multiplied by
                            the total add-on interest
                            payment over the entire term of
                            the Contract, and the resulting
                            amount is the amount of add-on
                            interest earned that month. The
                            difference between the amount of
                            the monthly payment by the
                            Obligor and the amount of earned
                            add-on interest calculated for
                            the month is applied to
                            principal reduction. Under the
                            law of Texas, a similar
                            procedure is permitted for
                            calculating the amount of add-on
                            interest earned, except the
                            fraction is derived by using the
                            sum of the monthly payments
                            rather than the sum of the
                            number of months (the "sum of
                            the balances"). As a Contract
                            using either the Rule of 78's or
                            the sum of the balances method
                            to compute interest earned is
                            payable in equal monthly
                            payments, the mathematical
                            result is substantially
                            identical under either system.
                            Accordingly, for purposes of
                            convenience, the term "Rule of
                            78's" is used herein in
                            referring to Contracts with
                            add-on interest regardless of
                            which system is used to
                            calculated interest earned.
S&P.........................................................    1,9
Sale and Servicing Agreement................................      4
Scheduled Balance...........................................     27
Scheduled Payments..........................................     37
Securities..................................................    1,3
Seller......................................................    1,3
Servicer Defaults...........................................     31
Servicing Fee...............................................     43
Simple Interest Contract ..  A Contract as to which interest is calculated each day on the
                             basis of the actual principal
                             balance of such Contract on
                             such day.
Specified Spread Account Balance............................     28
Spread Account..............................................      8
Spread Account Initial Deposit..............................      8
Statement to Securityholders................................     29
Trust.......................................................    1,3
Trust Agreement.............................................      3
Trust Fees and Expenses.....................................     16
Trustees....................................................      4
UCC.........................................................     45
Underwriters................................................     58
Unreimbursed Insurer Amounts................................     24
voting interests............................................     32
WFS.........................................................    1,3
WII.........................................................      3

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         -----
Available Information..................     2
Reports to Securityholders.............     2
Summary of Prospectus..................     3
Formation of the Trust.................    10
The Contracts Pool.....................    11
Delinquency and Contract Loss
  Information..........................    15
Pool Factors and Trading Information...    16
Use of Proceeds........................    16
The Notes..............................    16
The Certificates.......................    18
Certain Information Regarding the
  Securities...........................    20
The Policies...........................    37
Financial Security Assurance Inc. .....    40
The Master Servicer....................    41
Certain Legal Aspects of the
  Contracts............................    45
The Seller.............................    48
WFS....................................    49
WII....................................    49
The Bank...............................    50
Certain Federal Income Tax
  Consequences.........................    50
Certain California Income Tax
  Consequences.........................    56
ERISA Considerations...................    56
Underwriting...........................    58
Ratings of the Securities..............    59
Legal Matters..........................    59
Experts................................    59
Index to Consolidated Financial
  Statements...........................    60
Report of Independent Accountants......   A-1
Index of Principal Definitions.........   B-1
==============================================

======================================================

                                  $525,000,000

                                 WFS FINANCIAL
                               1998-A OWNER TRUST

                                  $100,000,000
                             5.618% AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-1

                                  $120,000,000
                             5.783% AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-2

                                  $180,000,000
                             5.900% AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-3

                                  $67,250,000
                             5.950% AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-4

                                  $57,750,000
                             6.050% AUTO RECEIVABLE
                              BACKED CERTIFICATES
                              --------------------

                                   PROSPECTUS
                              --------------------
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                         BANCAMERICA ROBERTSON STEPHENS

                                 MARCH 20, 1998


======================================================